Exhibit 99.1

[Published CUSIP Number:                                 ]

CREDIT AGREEMENT

Dated as of November 10, 2008

among

KKR FINANCIAL HOLDINGS LLC

and

THE SUBSIDIARIES OF

KKR FINANCIAL HOLDINGS LLC

PARTIES HERETO

as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, a Lender and a Valuation Agent,

CITICORP NORTH AMERICA, INC.,
as a Lender and a Valuation Agent,

BANC OF AMERICA SECURITIES LLC,
as an Arranger,

and

CITIGROUP GLOBAL MARKETS INC.
as an Arranger

i

ARTICLE V	REPRESENTATIONS AND WARRANTIES	54

5.01	Existence, Qualification and Power	54
5.02	Authorization; No Contravention	55
5.03	Governmental Authorization; Other Consents	55
5.04	Binding Effect	55
5.05	Financial Statements; No Material Adverse Effect	55
5.06	Litigation	56
5.07	No Default	56
5.08	Environmental Compliance	56
5.09	Insurance	56
5.10	Taxes	56
5.11	ERISA Compliance	56
5.12	Properties	57
5.13	Investment Company Act	57
5.14	Disclosure	57
5.15	Compliance with Laws	57
5.16	Taxpayer Identification Number	57
5.17	Solvency	57
5.18	No Burdensome Restrictions	58
5.19	Borrowing Base Closing Date Schedule; Borrowing Base Report	58
5.20	Ownership	58
5.21	Security Agreement	58
5.22	Management Agreement	58
5.23	Pledged Accounts	59

ARTICLE VI	AFFIRMATIVE COVENANTS	59

6.01	Financial Statements	59
6.02	Certificates; Other Information	60
6.03	Notices	62
6.04	Payment of Obligations	62
6.05	Preservation of Existence, Etc	62
6.06	Maintenance of Properties	62
6.07	Maintenance of Insurance	62
6.08	Compliance with Laws	63
6.09	Books and Records	63
6.10	Inspection Rights	63
6.11	Use of Proceeds	63
6.12	Pledged Accounts	63
6.13	Additional Collateral	64

ARTICLE VII	NEGATIVE COVENANTS	64

7.01	Liens	64
7.02	Investments	65
7.03	Indebtedness	66
7.04	Fundamental Changes	67
7.05	Dispositions	68

7.06	Restricted Payments	69
7.07	Transactions with Affiliates	70
7.08	Burdensome Agreements	70
7.09	Financial Covenants	71
7.10	Management Fees; Compensation	71
7.11	Fiscal Year	71
7.12	Margin Regulations; Securities Laws	71
7.13	Investment Policies	71
7.14	Valuation Policies	71
7.15	KKR Structured Finance Transactions	72

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	72

8.01	Events of Default	72
8.02	Remedies Upon Event of Default	74
8.03	Application of Funds	74

ARTICLE IX	ADMINISTRATIVE AGENT	75

9.01	Appointment and Authority	75
9.02	Rights as a Lender	75
9.03	Exculpatory Provisions	75
9.04	Reliance by Administrative Agent	76
9.05	Delegation of Duties	77
9.06	Resignation of Administrative Agent	77
9.07	Non-Reliance on Administrative Agent and Other Lenders	78
9.08	No Other Duties, Etc	78
9.09	Administrative Agent May File Proofs of Claim	78
9.10	Collateral Matters	79
9.11	Administrative Agent as Valuation Agent	79

ARTICLE X	MISCELLANEOUS	79

10.01	Amendments, Etc.	79
10.02	Notices; Effectiveness; Electronic Communication	81
10.03	No Waiver; Cumulative Remedies	82
10.04	Expenses; Indemnity; Damage Waiver	83
10.05	Payments Set Aside	84
10.06	Successors and Assigns	85
10.07	Treatment of Certain Information; Confidentiality	88
10.08	Right of Setoff	89
10.09	Interest Rate Limitation	89
10.10	Counterparts; Integration; Effectiveness	90
10.11	Survival of Representations and Warranties	90
10.12	Severability	90
10.13	Replacement of Lenders	90
10.14	Governing Law; Jurisdiction; Etc.	92
10.15	No Advisory or Fiduciary Responsibility	93
10.16	USA PATRIOT Act Notice	94

10.17	Entire Agreement	94
10.18	Judgment Currency	94
10.19	Special Provisions Relating to Currencies Other Than Dollars	94

SIGNATURES		S-1

SCHEDULES

I	Borrowing Base Closing Date Schedule
II	Schedule of Borrower and Subsidiary Accounts
III	Glossary
5.06	Litigation
5.08	Environmental Matters
5.21	Organization Chart of KKR Financial and its Subsidiaries
7.01	Existing Liens
7.03	Existing Indebtedness
7.08	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices
10.06	Processing and Recordation Fees

EXHIBITS

A	Form of Loan Notice
B	[RESERVED]
C	Form of Promissory Note
D	Form of Borrowing Base Report
E	Form of Compliance Certificate
F	Form of Assignment and Assumption
G	Form of Opinions

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”) is entered into as of November 10, 2008, among (i) KKR FINANCIAL HOLDINGS LLC, a Delaware limited liability company (“KKR Financial”), KKR TRS HOLDINGS, LTD., a Cayman Islands company (“KKR TRS LTD”), KKR FINANCIAL HOLDINGS II, LLC, a Delaware limited liability company (“KKR Holdings II”), KKR FINANCIAL HOLDINGS III, LLC, a Delaware limited liability company (“KKR Holdings III”), KKR FINANCIAL HOLDINGS, INC., a Delaware corporation (“KKR Holdings”), and KKR FINANCIAL HOLDINGS, LTD., a Cayman Islands company (“KKR Holdings LTD,” and collectively with KKR Financial, KKR TRS LTD, KKR Holdings II, KKR Holdings III and KKR Holdings, the “Borrowers” and each, individually, a “Borrower”), (ii) each lender from time to time party hereto (collectively, the “Lenders” and, each individually, a “Lender”), (iii) BANK OF AMERICA, N.A., a national banking association (together with its successors in interest, “BofA”), as Administrative Agent, a Lender and a Valuation Agent, (iv) CITICORP NORTH AMERICA INC., a Delaware corporation (together with its successors in interest, “Citicorp”), as a Lender and a Valuation Agent, and (v) BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company, and CITIGROUP GLOBAL MARKETS INC., a Delaware corporation, as Arrangers.

W I T N E S S E T H:

WHEREAS, the Borrowers desire, and the Lenders are willing to extend to the Borrowers, a $300,000,000 revolving credit facility in favor of the Borrowers, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers, the Lenders, the Administrative Agent and the Arrangers agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Commitment” has the meaning set forth in the definition of “Commitment”.

“Adjusted Consolidated Tangible Net Worth” means, as of any date of determination, an amount equal to (a) the Consolidated Net Worth for KKR Financial and its consolidated Subsidiaries (as of such date of determination, and calculated without regard to any accumulated other comprehensive income or loss), less (b) the Intangible Assets for KKR Financial and its consolidated Subsidiaries (as of such date of determination), excluding accumulated other comprehensive income or loss (a component of shareholders’ equity) plus (c) Trust Preferred Indebtedness (as of such date of determination, but in no event greater than $440,000,000).

“Adjusted Total Liabilities” means, as of any date of determination, Consolidated Total Liabilities less: (i) Non-Company VIE Liabilities and (ii) Trust Preferred Indebtedness (as of such date of determination, but in no event greater than $440,000,000).

“Administrative Agent” means BofA in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Borrowing Availability” means an amount (expressed in Dollars) equal to: (a) on the Closing Date, the Aggregate Commitment Amount; and (b) at any time following the Closing Date, the lesser of (i) the Aggregate Commitment Amount and (ii) the Borrowing Base, in each case at or as of such time.

“Aggregate Commitments” means, collectively, all Commitments of all Lenders at any time outstanding.

“Aggregate Commitment Amount” means the aggregate principal amount (expressed in Dollars) of the Aggregate Commitments from time to time.  On the date hereof, the Aggregate Commitment Amount equals $300,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Allocable Amount” has the meaning specified in Section 2.14(b).

“Alternate Currency” means: (a) with respect to Base Rate Loans and Daily Floating Eurodollar Loans, none; (b)with respect to Fixed Period Eurodollar Loans, each of Euros and Pounds; and (c) with respect to Specified Financial Assets, each of Euros, Pounds and Yen.

“Alternate Currency Equivalent” means, at any time, as to any amount denominated in Dollars as of any date of determination, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Loan” shall mean each Loan denominated in an Alternate Currency.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment Amount represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable

Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage is: (i) with respect to each Initial Lender, 50%; and (ii) with respect to each other Lender, as set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” has the meaning set forth in the Glossary.

“Applicable Sublimit” has the meaning set forth in the Glossary.

“Applicable Time” means, with respect to any borrowings and payments in any Alternate Currency, the local time in the place of settlement for such Alternate Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Currency” means: (a) with respect to Base Rate Loans and Daily Floating Eurodollar Loans, Dollars; (b) with respect to Fixed Period Eurodollar Loans, each of Dollars, Euros and Pounds; and (c) with respect to Specified Financial Assets, each of Dollars, Euros, Pounds and Yen.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Banc of America Securities LLC and Citigroup Global Markets Inc., together in their capacity as co-lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of KKR Financial and its Subsidiaries for the fiscal year ended December 31, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of KKR Financial and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to

Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

“Bank” means a financial institution that (i) has, or is part of a Consolidated Group that has, at least $2.0 billion in capital, and is, or is an affiliate of another entity within such Consolidated Group that is, regulated by the Office of the Comptroller of the Currency, the Federal Reserve or the Office of Thrift Supervision; or (ii) is, or is an affiliate of another entity within a Consolidated Group that is, a registered broker/dealer under the Securities Exchange Act of 1934, and has, or is part of a Consolidated Group that has, a senior unsecured debt rating of at least A-/A3; provided, that an institution that does not meet the criteria of clause (i) or clause (ii) above may nonetheless be classified as a “Bank” on the following conditions: (x) the Administrative Agent, in its sole discretion, exercised in a commercially reasonable manner, which discretionary decision shall not be unreasonably withheld or delayed, shall have expressly agreed to such classification, and (y) the Value of all Eligible Specified Financial Assets that are Bank Loans originated by such financial institution does not exceed $50 million (or such greater amount as the Administrative Agent, in its sole discretion, exercised in a commercially reasonable manner, may determine) at any time.

“Bank Loan” means a fully funded term debt obligation (including, without limitation, term loans, debtor-in-possession financings and synthetic letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans), which are generally under a syndicated loan or credit facility provided or originated by a Bank or for which a Bank has acted as underwriter or agent.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its “prime rate.”  The “prime rate” is a rate set by BofA based upon various factors including BofA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest at a per annum rate equal to the Base Rate.

“BBA LIBOR” has the meaning specified in the definition of “Daily Floating Eurodollar Rate”.

“BofA” has the meaning specified in the introductory paragraph hereto.

“Borrowers” and “Borrower” have the respective meanings specified in the introductory paragraph hereto.

“Borrowing” means Loans of the same Interest Rate Type and Currency Type, made, converted or continued on the same date and, in the case of Fixed Period Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means an amount (expressed in Dollars) that, as of any date, is equal to the sum of each and all Specified Financial Asset Value Amounts as of such date.

“Borrowing Base Closing Date Schedule” means the schedule of Specified Financial Assets, Values, Specified Percentages and Specified Financial Asset Amounts in effect on the Closing Date as set forth on Schedule I hereto.  Such schedule shall also disclose as to each such Specified Financial Asset the identity of the Borrower that holds beneficial and, to the extent applicable, legal title thereto.

“Borrowing Base Deficiency” means, at any time, the excess (if any) of (a) the Total Outstandings over (b) the Aggregate Borrowing Availability.

“Borrowing Base Report” means a report signed by a Responsible Officer of each of Borrowers, in substantially the form of Exhibit D hereto, delivered to the Administrative Agent.

“Borrower Materials” has the meaning specified in Section 6.02.

“Bridge Loan” means debt financing with an original maturity of not more than one (1) year with an expected repayment from a capital markets transaction.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)           if such day relates to any interest rate settings as to a Eurodollar Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank Eurodollar market;

(b)           if such day relates to any interest rate settings as to a Fixed Period Eurodollar Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurodollar Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c)           if such day relates to any interest rate settings as to a Fixed Period Eurodollar Loan denominated in an Approved Currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant Approved Currency are conducted by and between banks in the London or other applicable offshore interbank market for such Approved Currency; and

(d)           if such day relates to any fundings, disbursements, settlements and payments in an Approved Currency other than Dollars or Euros in respect of a Fixed Period Eurodollar Loan denominated in a currency other than Dollars or Euros, or any other dealings in any Approved Currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurodollar Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Approved Currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBO” means collateralized bond obligation.

“CDO” means collateralized debt obligation.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of KKR Financial; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of KKR Financial by Persons who were neither (i) nominated by the board of directors of KKR Financial nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of any Borrower by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) not in Control of any such Borrower on the Closing Date.  It is understood and agreed that KKR (Fixed Income) does not Control KKR Financial solely for purposes of this definition.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Citicorp” has the meaning specified in the introductory paragraph hereto.

“CLO” means collateralized loan obligation.

“CLO Tranche” means a CLO tranche issued in connection with a CLO transaction managed by KKR (Fixed Income), a Borrower or an Affiliate of either of the foregoing.

“Closing Date” means the date on which all conditions set forth in Sections 4.01, 4.02 and 4.03 are satisfied with respect to the initial Borrowing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, accounts, rights and interests of the Borrowers and their respective Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

“Collateral Agreement” means the Collateral Agency Agreement executed and delivered in connection with this Agreement, between the Borrowers, the Administrative Agent and the Custodian, as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, or such other agreement (the terms of which will be substantially consistent with the existing Collateral Agreement at such time, unless otherwise agreed by the Borrowers) in replacement thereof as the Administrative Agent may require, with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding (expressed in Dollars) not to exceed: (i) with respect to each Initial Lender, (x) prior to the Commitment Adjustment Date, an amount equal to $150,000,000 (the “Initial Commitment”) and (y) on and after the Commitment Adjustment Date, an amount equal to the lesser of (A) $75,000,000 (the “Adjusted Commitment”) and (B) such Lender’s Commitment immediately prior to the Commitment Adjustment Date; and (ii) with respect to each other Lender, an amount set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as each such amount set forth in clauses (i) and (ii) may be adjusted from time to time in accordance with this Agreement including, without limitation, in connection with a transfer or assignment contemplated by Section 10.06.

“Commitment Adjustment Date” means the date occurring on the first anniversary of the Closing Date or, if such date is not a Business Day, then the immediately preceding Business Day.

“Commitment Excess” means, as of any date occurring on and after the Commitment Adjustment Date, with respect to each Initial Lender, an amount equal to the excess (if any) of (a) the Outstanding Amount of such Initial Lender’s Loans over (b) such Initial Lender’s Adjusted Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Concentration Limit”  has the meaning set forth in the Glossary.

“Consolidated Group” means the collective group of affiliated entities that are required, in accordance with GAAP, to issue consolidated financial statements.

“Consolidated Net Worth” means, as of any date of determination, the aggregate sum of all amounts which would be included on a consolidated balance sheet of KKR Financial and its consolidated Subsidiaries under shareholders’ equity as of such date in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the sum of (a) all assets (“consolidated balance sheet assets”) of KKR Financial and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all assets leased by KKR Financial or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a capital lease, plus (c) without duplication, all proceeds of sold receivables in respect of sales of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Persons relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Persons to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

“Consolidated Total Liabilities” means, as of any date of determination, all liabilities of KKR Financial and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of KKR Financial and its Subsidiaries and, without duplication, all other Indebtedness of KKR Financial and its Subsidiaries, whether or not so classified; provided, that for purposes of this definition, in the case of a Trust Preferred Securities Transaction of KKR Financial or any Subsidiary of KKR Financial, only the Trust Preferred Indebtedness issued or incurred by KKR Financial or any Subsidiary of KKR Financial in connection therewith, excluding Trust Preferred Indebtedness relating solely to the common equity securities of the applicable Trust Preferred Financing Vehicle, shall be included in determining the liabilities and other Indebtedness of KKR Financial and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to each Account, a deposit account control agreement which complies with Section 9-104 of the Uniform Commercial Code as in effect in the relevant jurisdiction, entered into by the bank at which such Account is located, each Borrower with respect to such Account and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Currency Type” means, with respect to any Loan, its character based upon the Approved Currency in which it was made and is repayable.

“Custodial Account” means the account established and maintained pursuant to the Collateral Agreement in which Collateral will be deposited by the Borrowers and pledged to the Administrative Agent and any demand deposit account established and maintained in connection therewith.

“Custodian” means The Bank of New York Mellon or another institution selected by the Administrative Agent with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

“Daily Floating Eurodollar Loan” means a Loan that bears interest at a per annum rate equal to the Daily Floating Eurodollar Rate plus the Applicable Rate.

“Daily Floating Eurodollar Rate” means, for any day, a fluctuating rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day), for deposits in the relevant Approved Currency with a term equivalent to one (1) month.  If such rate is not available at such time for any reason, then the “Daily Floating Eurodollar Rate” shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant Approved Currency in Same Day Funds in the approximate amount of the Daily Floating Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to one (1) month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market for such Approved Currency at their request at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day).

“Debt Rating” means, as of any date, the rating that has been most recently assigned (either publicly or privately, and including a “shadow” rating) by S&P, Moody’s or Fitch (or, if no such rating is available with respect to Rule 144A Debt Securities only, NAIC), as the case may be, for either (i) any Eligible Specified Financial Asset or (ii) if no such rating is available from any such rating agency with respect to senior unsecured Bank Loans only, for a class of non-credit enhanced long-term senior unsecured debt issued by the applicable obligor of such senior unsecured Bank Loan.  For purposes of the foregoing, (a) if only one of S&P, Moody’s or Fitch (or, if no such rating is available with respect to Rule 144A Debt Securities only, NAIC) shall have in effect a Debt Rating, the Debt Rating for the purposes of this Agreement shall be determined by reference to the available rating, (b) if more than one Debt Rating shall be in effect, the Debt Rating for the purposes of this Agreement shall be determined by reference to the lowest rating issued by S&P, Moody’s or Fitch, (c) if any Debt Rating established by S&P, Moody’s or Fitch (or, if no such rating is available with respect to Rule 144A Debt Securities only, NAIC) shall be changed after the date of initial determination thereof hereunder or if any agency establishes a Debt Rating for any Eligible Specified Financial Asset where, previously, there was no Debt Rating, such new Debt Rating shall be effective, subject to clause (b) above, as of the date on which such change is first announced publicly or privately by the rating agency making such change or issuing such rating, as applicable, and (d) if S&P, Moody’s or Fitch (or, for Rule 144A Debt Securities, NAIC) shall change the basis on which Debt Ratings are established, each reference to the Debt Rating assigned by S&P, Moody’s or Fitch (or, for Rule 144A Debt Securities, NAIC), as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch (or, for Rule 144A Debt Securities, NAIC), as the case may be.

“Debt Securities” as used in the other definitions contained herein, means securities evidencing debt obligations, including, without limitation, certificates representing an interest in a trust, the principal assets of which consist of debt obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, when used with respect to Obligations, (i) with respect to Base Rate Loans, an interest rate equal to (A) the Base Rate plus (B) 2% per annum; and (ii) with respect to a

Eurodollar Loan, an interest rate equal to (A) the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Loan plus (B) 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deposit Account” has the meaning specified in the Uniform Commercial Code of relevant jurisdiction.

“Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternate Currency.

“Eligible Assignee” means any Person that: meets the requirements to be an assignee under Sections 10.06(b)(iii), 10.06(b)(v) and 10.06(b)(vi) (subject to such consents, if any, as may be required under any of such sections).

“Eligible Specified Financial Asset” means a Specified Financial Asset, or a Participation Interest therein, of any Borrowers:

(a)           in which, to secure the Obligations, whether contingent or otherwise, the Administrative Agent has a security interest (i) perfected by the Administrative Agent’s possession or by “control” (as defined in §§ 8-106, 9-104, 9-105 and 9-106 of the Uniform Commercial Code of the State of New York) in favor of the Administrative Agent (with, if the Administrative Agent so elects and terminates the Collateral Agreement, another Custodian or securities intermediary designated by the Administrative Agent with the Borrowers’ consent, which consent shall not be unreasonably withheld or delayed, for the purposes of obtaining control), or, if in the reasonable opinion of the Administrative Agent it is not possible or practicable to perfect the security interest by the Administrative Agent’s possession or by “control” in favor of the Administrative Agent, is otherwise perfected, and perfected in such a way as to be entitled to first priority, to the reasonable satisfaction of the Administrative Agent and (ii) is capable of being enforced by the Administrative Agent without the consent of any third party (other than, in the case of a Specified Financial Asset that is a loan, the customary requirement of the consent of the administrative agent or, unless the loan is in default, borrower or material obligor of the loan) or resort to judicial process;

(b)           which is not otherwise subject to any equal or prior security interest, lien or encumbrance other than liens in favor of the Administrative Agent for the benefit of the Lenders;

(c)           which is not in default as of the date on which such asset was acquired by the Borrowers;

(d)           which is not subject to any right of recoupment or set-off;

(e)           for any Loan Collateral (as defined in the Security Agreement) of any Borrower, in respect of which, the Administrative Agent or the Custodian, on behalf of the Administrative Agent, as directed by the Administrative Agent, has received an original or copy of (i) a credit agreement indicating such Borrower as a lender thereunder with respect to the loan or advance, (ii) a promissory note indicating such Borrower as a payee of the loan or advance, (iii) an assignment agreement indicating such Borrower as an assignee of the loan or advance or (iv) a participation agreement or participation certificate indicating such Borrower as a participant in the loan or advance;

(f)            in respect of which, unless under the “control” (as defined in §§ 8-106, 9-104, 9-105 and 9-106 of the Uniform Commercial Code of the State of New York) of the Administrative Agent acting as a securities intermediary, such Borrower has issued to the applicable issuer or material obligor (or, if payments are made through an agent, to the applicable agent) an instruction directing all payments of amounts payable to such Borrower in respect of such Specified Financial Asset to the Custodial Account or another account approved by the Administrative Agent over which the Administrative Agent has such “control”;

(g)           the Value of which to be included, for purposes of the computation of the applicable Borrowing Base at any time, has been determined, or, if required to be updated, has been determined in response to the update requirement set forth in Section 6.02(d) or (e), and to the extent such Value is not being disputed by the Administrative Agent;

(h)           for which the depositary bank, issuer or material obligor, as the case may be, excluding any issuer of securities by a special purpose entity in a securitization, is organized and has its chief executive office in (i) the United States of America, or (ii) if approved by the Administrative Agent in its sole discretion, which shall be exercised in a commercially reasonable manner, Belgium, France, Italy, Luxembourg, Netherlands, Germany, Denmark, Ireland, United Kingdom, Austria, Finland, Sweden or Japan;

(i)            which is denominated in Dollars, Euros, Pounds or Yen;

(j)            is not “margin stock” as defined in Regulation U of the Federal Reserve Board;

(k)           in the case of a first or second lien Bank Loan, a Mezzanine Obligations or a Bridge Loan, that is a term loan, and has been fully funded (i.e., is not subject to an additional lending commitment) and is not in default; and

(l)            in the case of a Participation Interest, which the Administrative Agent is reasonably satisfied is a “true” participating interest rather than being a financing and is consistent with market norms for agreements between unaffiliated entities dealing at arm’s length.

Notwithstanding the foregoing, the Borrowing Base on any date may include an asset to be purchased by any Borrower with the proceeds of a Loan to be made on that date so long as (i) the Administrative Agent has been directed by such Borrower to pay the proceeds of such Loan directly to the seller of the asset (to the extent of the purchase price thereof), and (ii) the seller has been directed to deliver the asset to the Administrative Agent or its nominee before or against payment by such Borrower, or, if such delivery is not possible or practical, in such other manner as is reasonably acceptable to the Administrative Agent to satisfy the requirements of clauses (a), (b) and (c) of this definition of “Eligible Specified Financial Asset.”  In such instance, the requirements of clauses (a), (b), (c) and (d) need not be met for the asset to qualify as an Eligible Specified Financial Asset until the expiration of three (3) Business Days following the date of the Borrowing so long as during the three (3) Business Day period, the Administrative Agent has a first priority perfected security interest in the asset, provided, however, that the Value of the asset does not exceed $25,000,000.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of KKR Financial or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Euro” or “€” means the single currency of the Participating Member States.

“Eurodollar Loans” means Fixed Period Eurodollar Loans or Daily Floating Eurodollar Loans.

“Eurodollar Rate” means the Fixed Period Eurodollar Rate or the Daily Floating Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall gross or net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), in each case, by the jurisdiction (or any political subdivision thereof including, without limitation, a state of the United States and any political subdivision of such state) under the laws of which such recipient is organized (or political subdivision thereof) or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction (or political subdivision thereof) in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 10.13), any and all Taxes (including withholding tax) that are imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 3.01(a), or are attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with

Section 3.01(e), and (d) any and all Taxes imposed on it as a result of a trade or business, a permanent establishment, or a present or former connection between such Lender or the Administrative Agent (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any connection resulting from being a Lender hereunder).

“Facility Fee” has the meaning specified in Section 2.08 hereof.

“FASB” means the Financial Accounting Standards Board or any entity succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BofA on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated November 10, 2008, between KKR Financial, the Administrative Agent and the Arrangers.

“Financing SPE” means any bankruptcy-remote special purpose Subsidiary formed by any Borrower or an Affiliate and which is, or is established for the purpose of becoming, an issuer in a Securitization; provided, that, the term “Financing SPE” shall in no event refer to any entity that constitutes a mark-to-market vehicle or is otherwise subject to any margin calls or other similar mark-to-market risk.

“First Lien Bank Loan” means Bank Loans secured by a first priority security interest in and lien on substantially all of the material obligors’ assets.

“Fitch” means Fitch, Inc.

“Fixed Period Eurodollar Loan” means any Loan that bears interest at a per annum rate equal to the Fixed Period Eurodollar Rate plus the Applicable Rate.

“Fixed Period Eurodollar Rate” means, for any day, a fixed rate equal to BBA LIBOR, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the relevant Approved Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Fixed Period Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant Approved Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Fixed Period Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest

Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market for such Approved Currency at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Glossary” means the schedule of defined terms set forth on Schedule III hereto.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Payment” has the meaning specified in Section 2.14.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            Capital Lease Obligations and Synthetic Lease Obligations;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership, joint venture (other than a joint venture that is itself a corporation or limited liability company) or other business venture (collectively with a partnership and a joint venture, referred to hereinafter as a “Venture”), but only to the extent that such Person is directly or indirectly liable for such Indebtedness, whether by reason of its status as general partner, joint venturer or otherwise, unless, and only to the extent that, such Indebtedness is expressly made non-recourse to such Person or Venture.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The Attributable Indebtedness of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Lenders” means BofA and Citicorp, together in their respective capacities as Lenders as of the Closing Date.

“Intangible Assets” means, as of any date of determination, the sum (without duplication) of the following (in each case, to the extent included in Consolidated Total Assets):  (a) the total book value of all assets of KKR Financial and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus (b) all amounts representing any write-up in the book value of any assets of KKR Financial or its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 2007, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Statement of Financial Accounting Standards No. 52.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Daily Floating Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Fixed Period Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Daily Floating Eurodollar Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means:

(a)           with respect to any Loan (other than a Fixed Period Eurodollar Loan), for the initial Interest Payment Date as of which it is outstanding, the period from the date of the origination or, if applicable, conversion of the related Borrowing, to the subject Interest Payment Date, and for any subsequent Interest Payment Date as of which it is outstanding, the period from the preceding Interest Payment Date to the subject Interest Payment Date; and

(b)           as to each Fixed Period Eurodollar Loan, the period from the date of the origination of or, if applicable, conversion to or continuation of the related Borrowing as a Fixed Period Eurodollar Loan to the date, one, two, three or six months thereafter, as selected by the Borrowers in a Loan Notice; provided that:

(i)                                     any Interest Period for a Fixed Period Eurodollar Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period for a Fixed Period Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period for a Fixed Period Eurodollar Loan shall extend beyond the Maturity Date.

“Interest Rate Type” means, with respect to any Loan, its characterization as a Base Rate Loan, a Daily Floating Eurodollar Loan or a Fixed Period Eurodollar Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 10.19(a).

“KKR Financial” has the meaning specified in the introductory paragraph hereto.

“KKR Financial Form 10-K” means KKR Financial’s Annual Report on Form 10-K filed with the SEC on February 28, 2008, as amended prior to the date hereof.

“KKR (Fixed Income)” means Kohlberg Kravis Roberts (Fixed Income) LLC or its successors in interest.

“KKR Holdings” has the meaning specified in the introductory paragraph hereto.

“KKR Holdings II” has the meaning specified in the introductory paragraph hereto.

“KKR Holdings III” has the meaning specified in the introductory paragraph hereto.

“KKR Holdings LTD” has the meaning specified in the introductory paragraph hereto.

“KKR Structured Finance Transaction” means any CLO, CBO, CDO or similar structured finance transaction, whether backed by actual assets or constituting a synthetic transaction, that is sponsored, managed or otherwise Controlled by KKR Financial LLC, any Borrower or any of their respective Affiliates, including, without limitation, the CLO transaction consummated pursuant to, among other documents, that certain indenture dated as of November 5, 2007, between Wayzata Funding LLC as issuer and Wells Fargo Bank, National Association as trustee, and the CLO transactions with the following issuers:  KKR Financial CLO 2005-1, Ltd.; KKR Financial CLO 2005-2, Ltd.; KKR Financial CLO 2006-1, Ltd.; KKR Financial CLO 2007-1, Ltd.; and KKR Financial CLO 2007-A, Ltd.

“KKR Structured Finance Vehicle” means any Person that:  (i) acts as issuer, depositor or in a similar capacity with respect to any KKR Structured Finance Transaction; (ii) holds any assets that secure or otherwise back the securities issued in connection with a KKR Structured Finance Transaction; or (iii) is a special purpose entity that otherwise facilitates structured finance transactions, any of which is a KKR Structured Finance Transaction.

“KKR TRS LTD” has the meaning specified in the introductory paragraph hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit Obligations” means reimbursement obligations of any of the Borrowers in respect of letters of credit issued for the benefit of any of the Borrowers or any of their respective Subsidiaries, which reimbursement obligations may be unsecured or may be collateralized by means of a deposit of cash with the issuer of any such letter of credit.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit made by a Lender to a Borrower pursuant to Section 2.01 of this Agreement.

“Loan Documents” means this Agreement, the Collateral Agreement, the Security Documents, the Fee Letter and each Note, if any, issued hereunder.

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Interest Rate Type to another, or (c) a continuation of Fixed Period Eurodollar Loans pursuant to Section 2.02(a), which, if in writing, shall in each case be substantially in the form of Exhibit A.

“Management Agreement” means that certain Amended and Restated Management Agreement, dated as of May 4, 2007, between KKR Financial and KKR Financial Advisors LLC., as amended.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of each of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any Subsidiary in respect of any Swap Contract or Repurchase Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Contract or Repurchase Agreement were terminated at such time.

“Maturity Date” means November 10, 2010, and, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Mezzanine Obligation” means a subordinate Loan or Debt Security that is senior to all equity classes. For clarity, Mezzanine Obligations shall not include any preferred stock or any equity security that is mandatorily redeemable as defined by GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Value Amount” means, in relation to an Eligible Specified Financial Asset, the product of the Value of such Eligible Specified Financial Asset and the relevant Specified Percentage applicable to such Eligible Specified Financial Asset.

“Non-Company VIE Liabilities” means, as of any date of determination, all non-recourse liabilities of the consolidated GAAP balance sheet of the Borrowers and their consolidated Subsidiaries arising from the required application of Statement of Financial Accounting Standards No. 140 or FASB Interpretation No. 46(R).

“Non-U.S. Borrower” means either of KKR TRS LTD or KKR Holdings LTD

“Note” means a promissory note made by any Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“Obligation Currency” shall have the meaning assigned to such term in Section 10.18(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan hereunder, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof (including, without limitation, any state in the United States and any political subdivision of any such state) or of the Cayman Islands (including interest, fines, penalties and additions to tax) arising from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, with respect to any Loan(s), on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member States” means the member states of the European Communities that adopt or have adopted the Euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.

“Participation Interest” means any participating interest in any Eligible Specified Financial Asset which is a collateralized loan obligation, First Lien Bank Loan, Second Lien Bank Loan, Mezzanine Obligation or Bridge Loan where the record holder of such interest is a Financing SPE or a financial institution which has a Debt Rating equal to A+ by S&P, or its equivalent from another rating agency, or higher.

“Patriot Act” has the meaning specified in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor entity performing similar functions.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by KKR Financial or any ERISA Affiliate or to which KKR Financial or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” has the meaning specified in the Security Agreement.

“Permitted Encumbrances” means:

(a)                                  Liens imposed by law for taxes that are not yet due or are being contested in good faith by any Borrower or a Subsidiary thereof and for which adequate reserves have been set aside;

(b)                                 landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by the Borrowers or a Subsidiary thereof;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers in relation to the foregoing;

(d)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default; and

(f)                                    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)                                  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody’s or Fitch;

(c)                                  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 fully collateralized Repurchase Agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)                                  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act, (ii) have a Debt Rating of AAA by S&P, or its equivalent from another rating agency, and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Accounts” means all operating Deposit Accounts owned by or on behalf of any Borrower or any Subsidiary, which accounts in existence as of the Closing Date are identified on Schedule II hereto.

“Pounds” or “£” means lawful money of the United Kingdom.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Purchaser” has the meaning specified in the Investment Company Act.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrowers as prescribed by the Securities Laws.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq., of the Code.

“Related Borrowing Base Information” means, with respect to any “Eligible Specified Financial Asset” as defined herein, or Participation Interest therein, included or to be included in the Collateral, (a) the category of the Eligible Specified Financial Asset as referred to in clauses (a) through (k) of the definition and, if a Participation Interest is applicable, the participating interest, (b) the identification of all primary and secondary material obligors obligated on the Eligible Specified Financial Asset, (c) the CUSIP number, if any, corresponding to such Eligible Specified Financial Asset, (d) the principal amount of the loan, debt or other monetary obligation in which any Borrower has an interest, (e) the scheduled maturity of the loan, debt or other monetary obligation, (f) the type of collateral securing the loan, debt or other monetary obligation and (g) the source of information used in the determination of the Value.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Currency Equivalent” means the Dollar Equivalent or each Alternate Currency Equivalent, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repurchase Agreement” means any agreement involving the sale or purchase of financial or other assets whereby the seller of such assets agrees to repurchase such assets at an agreed upon price and at a stated time.

“Required Lenders” means, as of any date of determination, any one or more Lenders having Commitments in the aggregate representing more than 50% of the Aggregate Commitments at such time or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, any one or more Lenders holding in the aggregate more than 50% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided, further, that if and for so long as the Applicable Percentage of each the Initial Lenders is equal to 25%, then Required Lenders shall mean, as of any date of determination, either (i) the Lenders having Commitments in the aggregate representing more than 50% of the Aggregate Commitments at such time  or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, any one or more Lenders holding in the aggregate more than 50% of the Total Outstandings or (ii) in the event the threshold in clause (i) of this proviso is not obtained with respect to any particular matter, the Initial Lenders.

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer or controller of a Borrower and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means, with respect to any Loan, each of the following:  (a) each date of a Borrowing of a Fixed Period Eurodollar Loan denominated in an Alternate Currency, (b) each date of a continuation of a Fixed Period Eurodollar Loan denominated in an Alternate Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Facility” means the credit facility pursuant to which Loans are made available to the Borrowers in accordance with this Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sales Proceeds” means any proceeds received in connection with any Disposition by or on behalf of a Borrower of any Specified Financial Asset that constitutes Collateral.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternate Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternate Currency.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” means that certain second amended and restated credit agreement dated as of May 4, 2007 among, inter alia, the Borrowers, the lenders party thereto and Bank of America, N.A. as administrative agent and swingline lender, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of August 8, 2007, the Second Amendment to Second Amended and Restated Credit Agreement dated as of August 14, 2007, and the Third Amendment to Second Amended and Restated Credit Agreement dated as of December 14, 2007, establishing a $500,000,000 revolving credit facility in favor of the Borrowers.

“Second Lien Bank Loan” means Bank Loans secured by a second priority security interest in and lien on substantially all of the material obligors’ assets.

“Secured Indebtedness” means secured Indebtedness incurred by any Borrower or any Subsidiary in the course of its business as such business is described in the KKR Financial Form 10-K, including any such Indebtedness incurred pursuant to or in connection with any loan warehouse agreement, Repurchase Agreement, Swap Agreement, collateralized bond obligation, collateralized loan obligation, collateralized debt obligation or Securitization.

“Securitization” means the issuance by a bankruptcy-remote special purpose entity of evidences of debt obligations or equity interests to holders which are third party institutional investors and which entitle the holders to receive payments that depend primarily on the cash flow of accounts, chattel paper, instruments, investment property or payment intangibles owned by the special purpose entity.

“Security Agreement” means the Security Agreement executed and delivered in connection with this Agreement, between the Borrowers and the Administrative Agent, as further amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement and all other instruments and documents, including without limitation, Uniform Commercial Code financing statements, which (a) are required to be executed, delivered or filed pursuant to the Security Agreement or any other Loan Document or (b) are necessary for the creation or perfection of any Lien in favor of the Administrative Agent for the benefit of the Lenders to secure any of the Obligations.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Single Obligor” means, collectively, all obligors that are Affiliates.

“Solvent” means, with respect to any Person as of a particular date, that, on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Event” means, in connection with a Trust Preferred Financing Vehicle, the receipt by a Borrower (or its Subsidiary) of an opinion of counsel that as a result of certain changes in or interpretations of the tax law or the Investment Company Act or, in each case, regulations thereunder, there is more than an insubstantial risk that the Trust Preferred Vehicle will be considered an “investment company” under the Investment Company Act or that the Trust Preferred Vehicle will be subject to United States federal income tax or subject to more than a de minimis amount of other taxes or governmental charges or that interest payable by the maker of the Trust Preferred Indebtedness will not be eligible as a tax deduction by such maker.

“Specified Financial Asset” means (i) on the Closing Date, any financial asset specified on the Borrowing Base Closing Date Schedule and (ii) from and after the Closing Date, any of the following financial assets:

(a)                                  any financial asset described in one of the following categories: cash on deposit in, or certificates of deposit maturing in less than 90 days on the date of acquisition and issued by, a bank with at least $2,000,000,000 in capital and rated A1/P1; commercial paper maturing in less than 90 days from the date of acquisition and rated A1/P1 or higher; direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent backed by the full faith and credit of the United States of America), in each case maturing within 30 years from the date of acquisition thereof; or residential or commercial mortgage-backed Debt Securities having a Debt Rating and weighted average life indicated for each Specified Financial Asset  relating to mortgage-backed Debt Securities in the table contained in the definition of “Specified Percentages”;

(b)                                 any financial asset described in one of the following categories: publicly traded investment grade Debt Securities rated BBB-/Baa3 or higher;

(c)                                  Debt Securities placed privately under SEC Rule 144A and rated CCC-/Caa3 or higher or NAIC 5 or higher; other Debt Securities (including, in the case of CLO Tranches, non-rated securities, whether or not related as debt for tax purposes), excluding mortgage-backed securities having the Debt Ratings indicated in the table for Specified Percentages;

(d)                                 First Lien Bank Loans;

(e)                                  Second Lien Bank Loans;

(f)                                    Mezzanine Obligations;

(g)                                 Bridge Loans;

(h)                                 senior unsecured debt having a Debt Rating indicated in the table for Specified Percentages;

(i)                                     for all Specified Financial Assets defined in items (a) through (h), (j) and (k) under this definition, investments denominated in U.S. Dollars, Euros, Pounds or Japanese Yen;

(j)                                     mortgage-backed Debt Securities interest-only strips; or

(k)                                  residential or commercial mortgage-backed Debt Securities having a Debt Rating and weighted average life indicated in the table for Specified Percentages relating to mortgage-backed Debt Securities.

“Specified Financial Asset Value Amount” means, (i) on the Closing Date, for each Specified Financial Asset that is an Eligible Specified Financial Asset, the Specified Financial Asset Value Amount specified for such Specified Financial Asset as set forth on the Borrowing Base Closing Date Schedule, and (ii) from and after the Closing Date, for each Specified Financial Asset that is an Eligible Specified Financial Asset, as of any date, the Net Value Amount applicable to such Specified

Financial Asset, subtracting from such amount, in each case, any amount secured by a prior Lien, and subject to any Applicable Sublimit and, to the extent applicable, a Concentration Limit.

“Specified Percentage” has the meaning set forth in the Glossary.

“Spot Rate”  for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that KKR TRS LTD shall be considered a Subsidiary of KKR Financial so long as KKR Financial owns (directly or indirectly through other Subsidiaries) a majority of the preferred shares of KKR TRS LTD.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of KKR Financial.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a Synthetic Lease.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans under this Agreement or any of the other Loan Documents as of such time.

“Trust Preferred Financing Vehicle” has the meaning assigned to such term in the definition of Trust Preferred Securities Transaction.

“Trust Preferred Securities Transaction” means a transaction pursuant to which (i) a Borrower (or any Subsidiary of a Borrower) issues unsecured, subordinated, Debt Securities to, or borrows on an unsecured, subordinated basis from, any trust or other entity that, as its primary purpose, provides financing to a Borrower (or any Subsidiary of a Borrower) (a “Trust Preferred Financing Vehicle”; such indebtedness of a Borrower or any of its Subsidiaries owing to a Trust Preferred Financing Vehicle, “Trust Preferred Indebtedness”) and (ii) the Trust Preferred Financing Vehicle funds such financing of such Borrower (or such Subsidiary of a Borrower) by issuing and selling preferred securities having a mandatory redemption date no earlier than 30 years and not subject to redemption in less than five (5) years from the date of their issuance (other than at the option of a Borrower or applicable Subsidiary upon the occurrence of a Special Event) (“Trust Preferred Securities”), which securities may be guaranteed on an unsecured, subordinated basis by such Borrower or such Subsidiary to the extent that the trustee has failed to make distributions from payments received from such Borrower or such Subsidiary (each such guaranty, a “Trust Preferred Guaranty”, collectively, “Trust Preferred Guarantees”).

“Type” means, with respect to any Loan, its Interest Rate Type or Currency Type.

“United States” and “U.S.” mean the United States of America.

“Unsecured Indebtedness” means unsecured Indebtedness incurred by any Borrower or any Subsidiary in the course of its business as such business is described in the KKR Financial Form 10-K.

“Valuation Agents” means the Initial Lenders; provided, that, if either of the Initial Lenders transfers or assigns its Commitment to an Affiliate and such Initial Lender otherwise ceases to be a Lender, then such Affiliate shall replace such Initial Lender as a Valuation Agent; and provided, further, that, if either of the Initial Lenders ceases to be a Lender and is not otherwise replaced as a Valuation Agent by an Affiliate, then references to Valuation Agent(s) shall be deemed to refer to the other Initial Lender or any Affiliate thereof that has become a Valuation Agent; and provided, further, that, if both of the Initial Lenders cease to be  Lenders and are not otherwise replaced as Valuation Agents by any of their respective Affiliates, then references to Valuation Agent(s) shall be deemed to refer to the Administrative Agent.

“Value” means,

(a)                                  on the Closing Date, for each Specified Financial Asset that is an Eligible Specified Financial Asset, the Dollar Equivalent amount of the Value specified for such Specified Financial Asset on the Borrowing Base Closing Date Schedule, and

(b)                                 from and after the Closing Date, on any date, for each Specified Financial Asset that constitutes a high yield corporate bond or high yield corporate loan and is an Eligible Specified Financial Asset, the fair market value of the Eligible Specified Financial Asset, determined by the Valuation Agents, where applicable on a settlement basis, in the following order of priority:

(i)                                     if the Eligible Specified Financial Asset is of a type sold on a recognized exchange, the Dollar Equivalent amount of the closing price on the exchange as of such date;

(ii)                                  if the Eligible Specified Financial Asset is of a type for which sales quotations are provided by IDC, Markit, Loan Pricing Corporation or any other pricing service approved by the Administrative Agent, in its sole discretion, which shall be exercised in a commercially reasonable manner, the Dollar Equivalent amount of sales price provided by the pricing service as of such date;

(iii)                               if the Eligible Specified Financial Asset is of a type for which sales quotations are available from Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, RBS (for so long as it is the sole owner of RBS Greenwich Capital), UBS, or any of their respective Affiliates or any other dealers approved by the Administrative Agent, in its sole discretion, which shall be exercised in a commercially reasonable manner, the Dollar Equivalent amount of the average of the bid prices as of such date provided by at least two of such dealers; and

(iv)                              in all other cases, the Value is the Dollar Equivalent amount of the fair market value of such Eligible Specified Financial Asset determined by the Valuation Agent(s) in accordance with their own internal valuation procedures; provided, that in the event there is more than one Valuation Agent, Value shall be equal to the Dollar Equivalent amount of the average of the respective Values determined by such Valuation Agents, in each case as of such date; and provided, further, that the Borrowers, acting reasonably and in good faith, upon written notice to the Valuation Agents, shall have the right to dispute the Value of any Eligible Specified Financial Asset determined pursuant to this subclause (iv) and request, at their own expense, sales quotations (if and to the extent available) from Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, RBS (for so long as it is the sole owner of

RBS Greenwich Capital), UBS, or any of their respective Affiliates or any other dealers approved by the Administrative Agent, in its sole discretion, which shall be exercised in a commercially reasonable manner, and, in such event, the Value shall be the Dollar Equivalent amount of the average of the bid prices as of such date provided by at least two of such dealers;

(c)                                  from and after the Closing Date, on any date, for each Specified Financial Asset (other than a Specified Financial Asset described in clause (b) above) that is an Eligible Specified Financial Asset, the Dollar Equivalent amount of the fair market value of such Eligible Specified Financial Asset determined by the Valuation Agent(s) in accordance with their own internal valuation procedures; provided, that in the event there is more than one Valuation Agent, Value shall be equal to the average of the respective Values determined by such Valuation Agents, in each case as of such date; and provided, further, that the Borrowers, acting reasonably and in good faith, upon written notice to the Valuation Agents, shall have the right to dispute the Value of any Eligible Specified Financial Asset determined pursuant to this clause (c) and request, at their own expense, sales quotations (if and to the extent available) from Bank of America, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, RBS (for so long as it is the sole owner of RBS Greenwich Capital), UBS, or any of their respective Affiliates or any other dealers approved by the Administrative Agent, in its sole discretion, which shall be exercised in a commercially reasonable manner, and, in such event, the Value shall be the Dollar Equivalent amount of the average of the bid prices as of such date provided by at least two of such dealers.]

“Yen”  mean the lawful currency of Japan.

1.02                                    Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                       Accounting Terms.

(a)                                  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  KKR Financial shall provide a written summary of material changes in GAAP or in the consistent application thereof in accordance with Section 6.02(a).  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of KKR Financial and its Subsidiaries or to the determination of any amount for KKR Financial and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that KKR Financial is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04                                    Rounding.  Any financial ratios required to be maintained by KKR Financial pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                       Exchange Rates; Currency Equivalents.

(a)                                  The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of any particular amounts herein specified that are denominated in Alternate Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)                                 Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Fixed Period Eurodollar Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Fixed Period Eurodollar Loan is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

1.06                       Change of Currency.

(a)                                  Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07                       Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND BORROWINGS

2.01                       Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in any Approved Currency to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that only Fixed Period Eurodollar Loans may be denominated in an Alternate Currency; and provided, further, that:

(a)                                  prior to the Commitment Adjustment Date, immediately after giving effect to any Loan, the aggregate Outstanding Amount of the Loans of any Lender does not exceed such Lender’s Commitment; and

(b)                                 on and after the Commitment Adjustment Date, immediately after giving effect to any Loan, (i) there does not exist a Borrowing Base Deficiency greater than zero, and (ii) the aggregate Outstanding Amount of the Loans of any Lender does not exceed such Lender’s Commitment.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.  Notwithstanding anything to the contrary herein, Loans may be Base Rate Loans, Daily Floating Eurodollar Loans or Fixed Period Eurodollar Loans, as further provided herein.

Notwithstanding anything to the contrary herein, each Lender may, at its option, make any Loan available to any Non-U.S. Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of such Non-U.S. Borrower to repay such Loan in accordance with the terms of this Agreement and to comply with all other terms and conditions of this Agreement.

2.02                       Borrowings, Conversions and Continuations of Loans.

(a)                                  Each Borrowing, each conversion of Loans from one Interest Rate Type to another, and each continuation of Fixed Period Eurodollar Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m., (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Fixed Period Eurodollar Loans denominated in Dollars or of any conversion of Fixed Period Eurodollar Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Fixed Period Eurodollar Loans denominated in Alternate Currencies, (iii) one (1) Business Day prior to the requested date of any Borrowing of or conversion to Daily Floating Eurodollar Loans or of any conversion of Daily Floating Eurodollar Loans to Base Rate Loans, and (iv) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by any Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the requesting Borrower.  Each borrowing of or conversion to Eurodollar Loans or continuation of Fixed Period Eurodollar Loans shall be in a principal amount of $5,000,000 (or, in the case of an Alternate Currency Loan, the

Alternate Currency Equivalent of such amount) or a whole multiple of $1,000,000 (or, in the case of an Alternate Currency Loan, the Alternate Currency Equivalent of such amount) in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether such Borrower is requesting a new Loan, a conversion of Loans from one Interest Rate Type to the other, or a continuation of Fixed Period Eurodollar Loans, (ii) the requested date of the new Loan, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the currency Type of Loans to be borrowed, (v) the Interest Rate Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the applicable borrower fails to specify a Currency Type of a new Loan in a Loan Notice, then the Loan shall be made in Dollars.  If the applicable Borrower fails to specify an Interest Rate Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Fixed Period Eurodollar Loans denominated in an Alternate Currency, such Loans shall be continued as Fixed Period Eurodollar Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Fixed Period Eurodollar Loans.  If the applicable Borrower requests a Loan of, conversion to, or continuation of Fixed Period Eurodollar Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Fixed Period Eurodollar Loans denominated in an Alternate Currency may not be converted to a different Interest Rate Type.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)                                 Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall promptly notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Fixed Period Eurodollar Loans denominated in an Alternate Currency, in each case as described in the preceding subsection.  In the case of a Loan, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of a Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of an Alternate Currency Loan, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Borrowing, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by wire transfer of such funds to the account specified by the applicable Borrower.

(c)                                  Except as otherwise provided herein, a Fixed Period Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Fixed Period Eurodollar Loans or Daily Floating Eurodollar Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Fixed Period Eurodollar Loans denominated in an Alternate Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)                                 The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Daily Floating Eurodollar Loans or any Interest Period for Fixed Period Eurodollar Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in BofA’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Loans, all conversions of Loans from one Interest Rate Type to the other, and all continuations of Loans as the same Interest Rate Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

2.03                       Collateral Security.  The Obligations shall be secured by a perfected first priority security interest in all of the Borrowers’ interest in the Collateral, whether now owned or hereafter acquired, as described in the Security Documents to which any of the Borrowers is a party.

2.04                       Prepayments.

(a)                                  The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that:  (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Fixed Period Eurodollar Loans, (B) one (1) Business Day prior to any date of prepayment of Eurodollar Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Loans (other than a prepayment in accordance with Section 2.04(b) or (c) below) shall be in a principal amount of $5,000,000 (or, in the case of an Alternate Currency Loan, the Alternate Currency Equivalent of such amount) or a whole multiple of $1,000,000 (or, in the case of an Alternate Currency Loan, the Alternate Currency Equivalent of such amount) in excess thereof; (iii) any prepayment of Base Rate Loans (other than a prepayment in accordance with Section 2.04(b) or (c) below) shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (iv) in connection with any prepayment of a Eurodollar Loan held by a Lender, the Borrower shall, simultaneously with such prepayment, reimburse such Lender for any breakage costs incurred in connection therewith.  Each such notice shall specify the date and amount of such prepayment and the Currency Type and Interest Rate Type of Loans to be prepaid and, if Fixed Period Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  All prepayments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in the Approved Currency in which such Loan is denominated.

(b)                                 Prior to the Commitment Adjustment Date, if for any reason, at any time, there exists a Borrowing Base Deficiency greater than zero, then, the Borrowers shall, simultaneously with the release of any Specified Financial Asset, constituting Collateral, that is permitted to be released under this Agreement and the Security Agreement, either (i) prepay the Loans in an amount at least equal to the lesser of (x) the Net Value Amount of such Specified Financial Asset, and (y) the amount necessary to reduce the Borrowing Base Deficiency to zero immediately following the subject release, or (ii) deliver as Collateral one or more Eligible Specified Financial Assets with a combined Net Value Amount at least equal to the lesser of (x) the combined Net Value Amount of the Specified Financial Asset(s) that were the subject of the release, and (y) the amount necessary to reduce the Borrowing Base Deficiency to zero immediately following the subject release.  Further, prior to the Commitment Adjustment Date, if for any reason, at any time, there exists a Borrowing Base Deficiency greater than zero, then the Borrowers shall, simultaneously with the release of any Specified Financial Asset, constituting Collateral, with a zero Net Value Amount that is permitted to be released under this Agreement and the Security Agreement, (i) deposit any Sales Proceeds received in connection with the sale of such Specified Financial Asset into a Pledged Account that constitutes Collateral and (ii) deliver as Collateral any Specified Financial Assets purchased directly or indirectly with such Sales Proceeds, until the Borrowing Base Deficiency is reduced to zero.  Sales Proceeds received in any Approved Currency shall be applied to prepay Loans (to the extent required hereunder) denominated in that Approved Currency to the maximum extent possible and shall otherwise be converted to the Relevant Currency Equivalent to effect further prepayments in accordance with this Section 2.04(b).

(c)                                  On and after the Commitment Adjustment Date, if for any reason, at any time, there exists a Borrowing Base Deficiency greater than zero, then the Borrowers shall immediately prepay the applicable Loans in an aggregate amount equal to such Borrowing Base Deficiency.

(d)                                 All prepayments of Loans made pursuant to this Section 2.04 shall be made in the Approved Currency in which such Loan is denominated.

2.05                       Termination or Reduction of Commitments.  The Borrowers may, upon notice to the Administrative Agent, terminate the Commitments hereunder, and, from time to time, permanently reduce the Aggregate Commitment Amount; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 (or, in the case of an Alternate Currency Loan, the Alternate Currency Equivalent of such amount) or any whole multiple of $1,000,000 (or, in the case of an Alternate Currency Loan, the Alternate Currency Equivalent of such amount) in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitment Amount, and (iv) in the case of a partial termination or reduction of the Commitments, the Aggregate Commitment Amount shall not be less than $50,000,000.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments.  Any reduction of the Aggregate Commitment Amount shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06                       Repayment of Loans.

(a)                                  On the Maturity Date, the Borrowers shall repay to the Lenders the aggregate principal amount of Loans outstanding on such date.

(b)                                 On the Commitment Adjustment Date, the Borrowers shall repay to each Initial Lender the principal amount of the Commitment Excess then in effect for such Initial Lender on such date.

(c)                                  All repayments of Loans made pursuant to this Section 2.06 shall be made in the Approved Currency in which such Loan is denominated.

2.07                       Interest.

(a)                                  Subject to the provisions of subsection (b) below, (i) each Fixed Period Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Fixed Period Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each Daily Floating Eurodollar Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date to the date of payment thereof at a rate per annum equal to the Daily Floating Eurodollar Rate plus the Applicable Rate, and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Base Rate.

(b)                                 (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i)                                     If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Accrued and unpaid interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)                                 All interest paid or payable pursuant to this Section 2.07 shall be paid in the Approved Currency in which the Loan giving rise to such interest is denominated.

2.08                       Fees.

(a)                                  Facility Fee.  The Borrowers shall pay to the Administrative Agent in Dollars for the account of each Lender its share, calculated in accordance with its Applicable Percentage, of a fee (the “Facility Fee”) equal to the Applicable Rate times the actual daily Aggregate Commitment Amount (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Loans), regardless of usage.  The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand).  The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.  (i)  The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be payable in Dollars, shall be fully earned when paid and shall not be refundable for any reason whatsoever

(ii)                                  The Borrowers shall pay to the Lenders and/or the Arrangers such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be payable in Dollars, shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09                       Computation of Interest and Fees.  All computations of interest for the Base Rate Loans or Daily Floating Eurodollar Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10                       Evidence of Debt.

(a)                                  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent, in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Interest Rate Type (if applicable), amount, Approved Currency and maturity of its Loans and payments with respect thereto.

(b)                                 In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11                       Payments Generally; Administrative Agent’s Clawback.

(a)                                  General.  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Alternate Currency Loans, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the relevant Approved Currency and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Alternate Currency Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternate Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternate Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternate Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternate Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.  Unless otherwise expressly stated, all payments hereunder shall be made in Dollars.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers in the relevant Approved Currency a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent in the relevant Approved Currency forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to, but excluding, the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)                                     Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lender in the relevant Approved Currency the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent in the relevant Approved Currency forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  All obligations of the Lenders pursuant to this Agreement (including obligations to make Loans and to make payments pursuant to Section 10.04(c)) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12                                    Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value in the relevant Approved Currency) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.13                                    Concerning Joint and Several Liability of the Borrowers.

(a)                                  Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Administrative Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

(b)                                 Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor and co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.13), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)                                  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then, in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)                                 The Obligations of each of the Borrowers under the provisions of this Section 2.13 constitute the full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents or any other circumstance whatsoever.

(e)                                  Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Agreement and any promissory note issued hereunder, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement and the other Loan Documents.  Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all surety ship defenses generally.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent and the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which any Administrative Agent or any Lender may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower.  If for any reason any other Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any other Borrower by reason of such other Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.13, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.13 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any other Borrower, or any of the Lenders.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of any Borrower or the Lenders.  Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrowers and that each such Borrower will look to the other Borrowers and not to the Administrative Agent or any Lender in order for such Borrower to keep adequately informed of changes in the other Borrowers’ respective financial conditions.

(f)                                    The provisions of this Section 2.13 are made for the benefit of the Lenders and the Administrative Agent and their respective permitted successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders, the Administrative Agent or such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against the other Borrowers or to exhaust any remedies available to it or them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.13 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof; made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or any Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.13 will forthwith be reinstated in effect, as though such payment had not been made.

(g)                                 Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been indefeasibly paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefore.

(h)                                 Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations.  Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the Lenders to be applied to repay the Obligations.

2.14                                    Contribution.

(a)                                  To the extent that any Borrower shall make a payment under Section 2.13 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same portion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrowers for the net amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under Section 2.14 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 2.14 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.14 is intended or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.13.  Nothing contained in this Section 2.14 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)                                 The parties hereto acknowledge that the rights of contribution and indemnification of any Borrower under this Section 2.14 shall constitute assets of such Borrower.

(e)           The rights of an indemnifying Borrower against the other Borrowers under this Section shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Commitments.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01            Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions or withholdings and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or any such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Administrative Agent or any Lender to a Governmental Authority, the Administrative Agent or Lender shall, upon request from a Borrower, following receipt of any such item, deliver to the Borrowers the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other reasonable evidence of such payment; provided, that in no event shall the

Administrative Agent be required to deliver to the Borrowers any information that is confidential, proprietary, or constitutes internal work product.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  In addition, each Foreign Lender shall, upon request from a Borrower, deliver new forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender shall notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower.

Any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (ii) duly completed copies of Internal Revenue Service Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN; or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(f)            Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, which shall be exercised in a commercially reasonable manner, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02            Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans (whether denominated in Dollars or an Alternate Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the relevant Approved Currency in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans in the affected currency or currencies or, in the case of Eurodollar Loans denominated in Dollars, to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03            Inability to Determine Rates.  If the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Eurodollar Loan, as applicable, or a conversion thereto that (a) deposits in the relevant Approved Currency are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate with respect to a proposed Eurodollar Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending Loan Notice for Borrowing of or conversion to Daily Floating Eurodollar Loans, or of continuation of Fixed Period Eurodollar Loans, as applicable, in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

3.04            Increased Costs; Reserves on Eurodollar Loans.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected contemplated by Section 3.04(e));

(ii)           impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and if the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on Eurodollar Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05            Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily Floating Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Daily Floating Eurodollar Loan on the date or in the amount notified by the Borrowers;

(c)           any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternate Currency on its scheduled due date or any payment thereof in a different currency;

(d)           any assignment of a Fixed Period Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13; or

(e)           a Lender’s requirement to obtain funds in, or exchange or transfer funds to, an Alternate Currency to effectuate the making of a Loan in such Alternate Currency at the request of any Borrower;

including, in the case of any of clauses (a) through (e) above, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  Notwithstanding the foregoing, if, during the 120-day period following the Closing Date, the Administrative Agent incurs any breakage costs on account of the syndication of the credit facility established hereunder, the Borrowers shall immediately reimburse the Administrative Agent for any such breakage costs.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Fixed Period Eurodollar Loan made by it at the Fixed Period Eurodollar Rate used in determining the Fixed Period Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for the relevant Approved Currency for a comparable amount and for a comparable period, whether or not such Fixed Period Eurodollar Loan was in fact so funded.

3.06            Mitigation Obligations.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.07            Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS AND BORROWINGS

4.01            Conditions to Effectiveness.  The parties hereto acknowledge and agree that this Agreement shall become effective upon satisfaction of the following conditions: (a) receipt by each party hereto of fully executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Initial Lender and the Borrowers; and (b) payment by the Borrowers of any fees required to be paid on or before the date of this Agreement under the Fee Letter or any other Loan Document; provided, however, the obligation of any Lender to make any Loan hereunder is subject to the applicable conditions set forth in this Agreement, including, without limitation, in Sections 4.02 and 4.03 hereunder.

4.02            Conditions to Initial Borrowing.  The parties hereto acknowledge and agree that the obligation of each Initial Lender to make its initial Loan hereunder is subject to the simultaneous repayment by the Borrower of all amounts due and owing under the Second Amended and Restated Credit Agreement and the effective termination by all parties thereto of the Second Amended and Restated Credit Agreement.  The obligation of each Initial Lender to make its initial Loan hereunder is further subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, properly executed by a Responsible Officer of the signing Borrower, or other appropriate party, as applicable, and each in form and substance satisfactory to the Administrative Agent and each of the Initial Lenders, or to the Administrative Agent on behalf of the Initial Lenders, as noted below:

(i)            executed counterparts of the Collateral Agreement and Security Agreement, sufficient in number for distribution to the Administrative Agent and the Custodian;

(ii)           a Note executed by the Borrowers in favor of each Initial Lender requesting a Note;

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

(iv)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and that each of the Borrowers is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Borrowers’ ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)           a favorable written opinion (addressed to the Administrative Agent and the Initial Lenders and dated the Closing Date) of each of (A) the in-house general counsel for the Borrowers, substantially in the form of Exhibit G-1 hereto (B) Simpson Thacher & Bartlett LLP, counsel for the Borrowers, substantially in the form of Exhibit G-2 hereto, and (C) Maples and Calder, counsel for the Borrowers that are Cayman Islands companies, with respect to matters of Cayman Islands law substantially in the form of Exhibit G-3 and Exhibit G-4, respectively, and in each case, covering such other matters relating to the Borrowers, this Agreement, the other Loan Documents or the transaction contemplated hereby or thereby as the Administrative Agent shall reasonably request (and the Borrowers hereby request such counsel to deliver such opinions);

(vi)          a certificate signed by a Responsible Officer of each Borrower, in a form satisfactory to the Administrative Agent, either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Borrower and the validity against such Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)         a certificate signed by a Responsible Officer of each Borrower, in a form satisfactory to the Administrative Agent, certifying (A) that the conditions specified in Sections 4.03(a) and 4.03(b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)        a certificate signed by a Responsible Officer of each Borrower, in a form satisfactory to the Administrative Agent, stating that (A) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Borrower or any Subsidiary thereof or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (B) immediately prior to and following the transactions contemplated herein, each of the Borrowers shall be Solvent, and (C) as of the date occurring immediately after the execution of this Agreement and the other Loan Documents and, also, as of the date of the initial Loan hereunder, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Loan Documents are true and correct (except that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, and except that, for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01);

(ix)           a certificate signed by a Responsible Officer of each Borrower, in a form satisfactory to the Administrative Agent, certifying, together with evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Security Documents are effective to create in favor of the Administrative Agent a legal, valid and enforceable first Lien and security interest in or on each item of Collateral (including, without limitation, all Specified Financial Assets identified on the Borrowing Base Closing Date Schedule) in existence and owned or controlled by the Borrowers as of the Closing Date and that all filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected;

(x)            a completed and fully executed Perfection Certificate from the Borrowers and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Liens permitted by Section 7.01(a) and otherwise in form and substance reasonably satisfactory to the Administrative Agent on behalf of the Initial Lenders;

(xi)           a certificate signed by a Responsible Officer of each Borrower, in a form satisfactory to the Administrative Agent, certifying, together with evidence, in form and substance reasonably satisfactory to the Administrative Agent, that all governmental and third party approvals necessary in connection with the financing contemplated by this Agreement and the continuing operations of each of Borrowers and each of their Subsidiaries shall have been obtained and be in full force and effect; and

(xii)          such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)           Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.03            Conditions to all Borrowings.  The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to another Interest Rate Type, or a continuation of Fixed Period Eurodollar Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrowers contained in Article V and any other Loan Document, and which are contained in any document furnished at any time under or in connection herewith or therewith, shall, after taking into account any materiality or other qualification contained therein, be true and correct on and as of the date of such Borrowing, except that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, and except that, for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)           No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)           Except in the case of Loans made on the Closing Date, the Administrative Agent shall have received a current Borrowing Base Report dated within three (3) Business Days prior to the drawdown date of such Loan or such more recent Borrowing Base Report as the Administrative Agent or any Lender shall reasonably request; provided, that, with respect to any Specified Financial Asset, in the event the Borrowers have not received an updated Value for such Specified Financial Asset from the Valuation Agents at least one (1) Business Day prior to the date such current Borrowing Base Report is required to be delivered in accordance with this clause (c), then such current Borrowing Base Report may include and be based on the Value most recently received from the Valuation Agents for such Specified Financial Asset.

(d)           In the event that an asset to be purchased with the proceeds of a Borrowing made on the date of the Borrowing is to be included in the Collateral as of the date of the Borrowing, the Administrative Agent shall have received evidence reasonably satisfactory to it that the conditions referred to in clause(a) or clause (b) , as applicable, of Section 2.01 have been satisfied.

(e)           The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to another Interest Rate Type, or a continuation of Fixed Period Eurodollar Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and 4.03(b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

5.01            Existence, Qualification and Power.  Each Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02            Authorization; No Contravention.  The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law; except, in each case referred to in clause (b) or (c), to the extent such conflict, breach, contravention, payment or violation would not reasonably be expected to have a Material Adverse Effect; or (d) result in the creation or imposition of any Lien on any asset of any of the Borrowers or any of their Subsidiaries other than the Liens created pursuant to the Loan Documents.

5.03            Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document, except (i) for the filing of Uniform Commercial Code financing statements and (ii) such approvals, consents, exemptions, authorizations or other actions, notices or filings as have been obtained or made and are in full force and effect or where the failure to obtain or make such approvals, consents, exemptions, authorizations or other actions, notices or filings would not have a Material Adverse Effect.

5.04            Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Borrower that is party thereto, enforceable against each such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05            Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of KKR Financial and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)           The unaudited consolidated balance sheet of KKR Financial and its consolidated Subsidiaries dated June 30, 2008, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of KKR Financial and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06            Litigation.  Except as disclosed on Schedule 5.06 hereto, there are no actions, suits, proceedings, formal investigations, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07            No Default.  Neither any Borrower nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08            Environmental Compliance.  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis that could reasonably be expected to result in any Environmental Liability.

5.09            Insurance.  The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers or the applicable Subsidiary operates.

5.10            Taxes.  Each Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (ii) to the extent that the failure to do so could not reasonably be expected to  have a Material Adverse Effect.

5.11            ERISA Compliance.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

5.12            Properties.

(a)           Each of the Borrowers and each of their Subsidiaries has good title to, or valid leasehold, easement or other property interests in, all its real and personal property necessary to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title would not have a Material Adverse Effect.

(b)           Each of the Borrowers and each of their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.13            Investment Company Act.  None of the Borrowers, any Person Controlling a Borrower, or any Subsidiary of a Borrower is or is required to be registered as an “investment company” under the Investment Company Act.

5.14            Disclosure.  Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date furnished; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15            Compliance with Laws.  Each Borrower and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16            Taxpayer Identification Number.  The Borrowers’ true and correct U.S. taxpayer identification numbers are set forth on Schedule 10.02.

5.17            Solvency.  Each of the Borrowers is and, after consummation of the transactions contemplated by the Loan Documents, will be Solvent.

5.18            No Burdensome Restrictions.  None of the Borrowers is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or would be reasonably expected to have a Material Adverse Effect.

5.19            Borrowing Base Closing Date Schedule; Borrowing Base Report.  The Borrowing Base Closing Date Schedule accurately reflects the Specified Financial Assets included therein and the Value of all Specified Financial Assets included therein on and as of the Closing Date and all Related Borrowing Base Information set forth therein and the Value of all Specified Financial Assets is true and correct in all material respects on and as of the Closing Date.  From and after the Closing Date, the most recent Borrowing Base Report delivered by the Borrowers accurately reflects the Specified Financial Assets included therein and the Value of all Specified Financial Assets included therein on and as of the date of such Borrowing Base Report (or, in the case of Values, as of the most recent date that such Values are required to be determined under Section 6.02) and all Related Borrowing Base Information set forth therein and the Value of all Specified Financial Assets is true and correct in all material respects on and as of the date of such Borrowing Base Report (or, in the case of Values, as of the most recent date that such Values are required to be determined under Section 6.02).  Notwithstanding the foregoing, no representation or warranty is made pursuant to this Section 5.19 (or otherwise) with respect to the accuracy of the underlying methodology, calculation or manner of determination of Value as set forth in the Borrowing Base Closing Date Schedule and/or in any Borrowing Base Report with respect to any Specified Financial Asset to the extent that such Value was determined or caused to be determined by the Valuation Agents and not by the Borrowers or any of their Subsidiaries.

5.20            Ownership.  With respect to each Specified Financial Asset listed on the Borrowing Base Closing Date Schedule or in any Borrowing Base Report delivered by the Borrowers, the applicable Borrower identified in such schedule or report, as applicable, as the owner thereof, in fact, owns and, until such Specified Financial Asset is released in accordance with the Security Agreement, will continue to own such Specified Financial Asset free and clear of all Liens (other than Liens permitted pursuant to Section 7.01(a)).

5.21            Security Agreement.  The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Party (as defined in the Collateral Agency Agreement), legal, valid and enforceable Liens on, and security interests in, the Collateral and, when (i) financing statements and other filings in appropriate form are filed in the office specified in Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case, which is not otherwise subject to any equal or prior security interest, lien or encumbrance other than liens in favor of the Administrative Agent for the benefit of the Lenders or as otherwise permitted by Section 7.01(a).

5.22            Management Agreement.  KKR Financial has entered into the Management Agreement with KKR Financial Advisors LLC, which agreement is in full force and effect on the date hereof.

5.23            Pledged Accounts.  The accounts identified on Schedule II hereto constitute all of the Pledged Accounts in existence on the date hereof and on the Closing Date and such Pledged Accounts constitute Collateral and are subject to the Lien of the Security Agreement.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01            Financial Statements.  Deliver to the Administrative Agent and each Lender:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of KKR Financial, a consolidated balance sheet of KKR Financial and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement;

(b)           as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of KKR Financial, a consolidated balance sheet of KKR Financial and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of KKR Financial’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of KKR Financial as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of KKR Financial and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)           as soon as available, but in any event within 90 days after each fiscal year of KKR Financial and within 45 days after the end of each of the first three fiscal quarters of each fiscal year of KKR Financial, an agreed upon procedures report completed by KKR Financial’s auditor, in the form to be agreed upon by the Borrowers and the Administrative Agent, with respect to the calculation of such terms and covenants of this Agreement of a financial nature as the Administrative Agent may request.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02            Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), (i) a certificate of the Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event (which certificate may be limited to the extent required by accounting rules, guidelines or practices), (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants contained in Section 7.09 and (iii) stating whether any change in GAAP or in the application thereof which is material in any respect to KKR Financial’s financial statements has occurred since the date of the Audited Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrowers;

(c)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of KKR Financial, and copies of all annual, regular, periodic and special reports and registration statements which KKR Financial may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)           on a weekly basis, an update as to the Value of all publicly quoted Specified Financial Assets contained in the Collateral (such update to include any events of which any of the Borrowers are aware, based upon facts and circumstances known to it, that affect the Value of any such Eligible Specified Financial Assets in any material respect);

(e)           on a weekly basis or as otherwise approved by the Administrative Agent and the Valuation Agents, an update as to the Value of all Specified Financial Assets contained in the Collateral, the Value for which could only be determined based on valuations provided by a third party appraiser reasonably satisfactory to the Administrative Agent and the Valuation Agents (such update to include any events of which any of the Borrowers is aware, based upon facts and circumstances known to it, that affect the Value of any such Specified Financial Assets in any material respect);

(f)            promptly, but, in any event, within five (5) Business Days, upon the Borrowers obtaining knowledge, based upon facts and circumstances known to it, of an event which may result in a material adverse effect on the Value of any Specified Financial Asset that constitutes Collateral, an update as to the Value of such Specified Financial Assets, except with respect to such Specified Financial Assets requiring an appraisal for the determination of Value which shall be due within thirty (30) days, and a description of the nature of such event and the effect of the material adverse effect on the Value of such Specified Financial Asset;

(g)           simultaneously with the initial inclusion of any Specified Financial Asset in the Collateral in connection with a Loan hereunder, a Borrowing Base Report containing all of the Related Borrowing Base Information in respect of such Specified Financial Asset;

(h)           promptly, and in any event within five (5) Business Days after receipt thereof by KKR Financial or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of KKR Financial or any Subsidiary thereof; and

(i)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any of the Borrowers or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date: (i) on which KKR Financial posts such documents, or provides a link thereto on KKR Financial’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on KKR Financial’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance KKR Financial shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or one of the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to KKR Financial or its securities) (each, a “Public Lender”).  Each of the Borrowers hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or any securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC”

as being suitable only for posting on a portion of the Platform other than that which is designated “Public Investor.”

6.03            Notices.  Promptly notify the Administrative Agent and each Lender upon a Responsible Officer of a Borrower obtaining knowledge thereof:

(a)           of the occurrence of any Default;

(b)           of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $25,000,000; and

(c)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; including (i) breach or non-performance of, or any default under, a Contractual Obligation of any of the Borrowers or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any of the Borrowers or any Subsidiary and any Governmental Authority; or (iii) the filing or commencement of, or any material development in, any litigation or proceeding affecting any of the Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws;

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04            Payment of Obligations.  Pay and discharge its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05            Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06            Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07            Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08            Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09            Books and Records.  Maintain proper books of record and account, in conformity with GAAP consistently applied.

6.10            Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers (subject to reasonable requirements of confidentiality); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11            Use of Proceeds.  Use the proceeds of the Loans only to repay amounts outstanding under the Second Amended and Restated Credit Agreement and for working capital requirements and other general corporate purposes consistent with KKR Financial Form 10-K.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.

6.12            Pledged Accounts.

(a)           Prior to the Commitment Adjustment Date, (i) deposit or cause to be deposited all funds received with respect to the ownership and operation of the business of any Borrower and/or any Subsidiary or any other operating cash flow in the possession of any Borrower and/or any Subsidiary into a Pledged Account that constitutes Collateral and is subject to the Lien of the Security Agreement, and (ii) deposit or cause to be deposited all Sales Proceeds not otherwise required to be applied to the repayment of the Loan in accordance with Article II hereof into a Pledged Account that constitutes Collateral and is subject to the Lien of the Security Agreement.

(b)           Prior to the Commitment Adjustment Date, promptly upon establishment of any new Pledged Account by any Borrower or any Subsidiary of any Borrower, (i) notify the Administrative Agent in writing of the location of and other identifying information with respect to such Pledged Account (including the types of information set forth on Schedule II hereto), (ii) take all actions necessary or desirable to make such new Pledged Account subject to the Lien created by the Security Agreement, (iii) execute and deliver to the Administrative Agent and the Collateral Agent such other amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the Secured Party, a Lien on such Pledged Account which is not otherwise subject to any equal or prior security interest, lien or encumbrance other than liens in favor of the Administrative Agent for the benefit of the Lenders, (iv) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and the execution and delivery of a Control Agreement governing the ownership of such Pledged Account, and (v) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such Pledged Account.

(c)           Within 45 days of the date of this Agreement (or such longer period of time as the Administrative Agent shall consent to), with respect to each of the Pledged Accounts in existence on such date and on the Closing Date, take the actions set forth in clauses (iii) through (v) of Section 6.12(b); provided, that such Pledged Accounts shall constitute Collateral and be subject to the Lien of the Security Agreement on or prior to the Closing Date.

6.13            Additional Collateral.  With respect to any Collateral acquired after the Closing Date that is required to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the Secured Party, a Lien on such property which is not otherwise subject to any equal or prior security interest, lien or encumbrance other than liens in favor of the Administrative Agent for the benefit of the Lenders;, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.  Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrowers shall not, nor shall any Borrower permit any Subsidiary thereof to, directly or indirectly:

7.01            Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           as to Collateral only, Liens pursuant to or as contemplated in any Loan Document and Permitted Encumbrances (only with respect to clauses (a) and (e) of the definition thereof) subordinate to such Liens; and

(b)           as to all other assets and properties of the Borrowers and their Subsidiaries other than Collateral:

(i)            Permitted Encumbrances;

(ii)           Liens pursuant to or as contemplated in any Loan Document;

(iii)          Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (A) the property or asset covered thereby is not changed, (B) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (C) the direct or any contingent obligor with respect thereto is not changed, and (D) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(iv)          Liens on cash deposits with issuers of letters of credit in support of Letter of Credit Obligations permitted under Section 7.03(i);

(v)           Liens securing Indebtedness permitted under Section 7.03(k);

(vi)          any Lien existing on any property or asset prior to the acquisition thereof by any of the Borrowers or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of any of the Borrowers or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

(vii)         Liens on any property or asset that secures (i) any Swap Contract (including any total rate of return Swap Contract) in existence on the date hereof, or (ii) any renewal, replacement, extension, rollover or other continuation of any Swap Contract referred to in clause (i) that does not increase the maximum anticipated exposure of the Borrowers and their respective Subsidiaries relative to what it was under the Swap Contract referred to in clause (i).

For the avoidance of doubt, except to the extent that the Borrowers grant a Lien to the trustee of any Trust Preferred Financing Vehicle, the parties agree that the rights of such trustee in respect of any Trust Preferred Indebtedness permitted under this Agreement shall not be deemed a Lien hereunder.

7.02            Investments.  Make any Investments, except:

(a)           Permitted Investments;

(b)           Investments by any Borrower or any Subsidiary existing as of the Closing Date;

(c)           Investments of the Borrowers in any consolidated Subsidiary of KKR Financial and Investments of any Subsidiary in any of the Borrowers or in another Subsidiary consolidated with KKR Financial, subject to Section 7.15;

(d)           Guarantees of Letter of Credit Obligations permitted by Section 7.03(h);

(e)           Investments in any Trust Preferred Financing Vehicle, including any Trust Preferred Financing Vehicle established after the date hereof, for the purpose of facilitating a Trust Preferred Securities Transaction; provided, that such Investment, vehicle and transaction do not involve the issuance of any debt, securities or other obligations that are not subordinated to the repayment of the Loans, including in the event of a bankruptcy of any Borrower, Subsidiary or Affiliate; and provided, further, that such Investment, vehicle and transaction do not involve the issuance of any securities, debt or other obligations that have scheduled principal payments due thereon or mature earlier than five (5) years following the Maturity Date;

(f)            Investments in any Financing SPE, including any Financing SPE established after the date hereof, for the purpose of facilitating a Securitization, subject to Section 7.15; provided, that such Investment does not involve the issuance of any debt, securities or other obligations that are not subordinated to the repayment of the Loans, including in the event of a bankruptcy of any Borrower, Subsidiary or Affiliate;

(g)           Investments in total rate of return Swap Contracts and other Swap Contracts permitted under Section 7.03(e); and

(h)           other Investments made by any Borrower or any Subsidiary in the course of such Borrower’s or such Subsidiary’s business and consistent with the description of business in the KKR Financial Form 10-K, subject to any other limitations and conditions set forth in this Agreement.

7.03            Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the terms and conditions of such extensions, renewals or refinancings of such Indebtedness do not, in the Administrative Agent’s reasonable judgment, materially impair the prospects of repayment of the Obligations by the Borrowers or impair any Borrower’s creditworthiness and (ii) such extensions, renewals or refinancings of such Indebtedness do not result in an increase in the principal amount of such Indebtedness so extended, renewed or refinanced or add any Borrower as liable with respect thereto if such Borrower was not liable with respect to the original Indebtedness;

(c)           Indebtedness of any Borrower to any consolidated Subsidiary of KKR Financial and of any Subsidiary to any Borrower or any other Subsidiary consolidated with KKR Financial, subject to Section 7.15;

(d)           Guarantees of the Borrowers or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrowers or any consolidated Subsidiary;

(e)           obligations (contingent or otherwise) of the Borrowers or any Subsidiary existing or arising under (i) any Swap Contract (including any total rate of return Swap Contract) in existence on the date hereof, or (ii) any renewal, replacement, extension, rollover or other continuation of any Swap Contract referred to in clause (i) that does not increase the maximum probable exposure of the Borrowers and their respective Subsidiaries relative to what it was under the Swap Contract referred to in clause (i);

(f)            Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

(g)           Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the course of ordinary business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)           Letter of Credit Obligations, up to a maximum amount outstanding at any time not greater than $10,000,000;

(i)            Indebtedness arising from the occasional honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and not from an overdraft credit facility granted by the bank or other financial institution;

(j)            Investments in any Trust Preferred Financing Vehicle, including any Trust Preferred Financing Vehicle established after the date hereof, for the purpose of facilitating a Trust Preferred Securities Transaction; provided, that such Investment, vehicle and transaction do not involve the issuance of any debt, securities or other obligations that are not subordinated to the repayment of the Loans, including in the event of a bankruptcy of any Borrower, Subsidiary or Affiliate; and provided, further, that such Investment, vehicle and transaction do not involve the issuance of any securities, debt or other obligations that have scheduled principal payments due thereon or mature earlier than five (5) years following the Maturity Date;

(k)           following the Commitment Adjustment Date, Secured Indebtedness; provided, that at the time of the commitment to issue or incur, or at the time of the issuance or incurrence of any such Secured Indebtedness, there does not exist a Borrowing Base Deficiency greater than zero; and

(l)            Unsecured Indebtedness having (i) no scheduled principal payments due thereon prior to maturity and (ii) a maturity no earlier than 30 days following the Maturity Date.

7.04            Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)           any Subsidiary may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.02;

(b)           any Subsidiary that is not a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; any Subsidiary that is a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower;

(c)           any Subsidiary may liquidate or dissolve if the Borrower which is the parent of such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders;

(d)           any Borrower may effect a Disposition permitted by Section 7.05; and

(e)           subject to Section 7.01, any Financing SPE permitted to be entered into hereunder may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets in connection with a Securitization, provided that the proceeds of such Securitization in excess of the amount such Financing SPE is required to pay to any holder of any debt obligation or equity interests issued by such Financing SPE pursuant to the terms of such Securitization are paid to a Borrower promptly thereafter.

Notwithstanding the foregoing, none of the Borrowers will, nor will permit any of their respective Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by such Borrower and its Subsidiaries on the date of execution of this Agreement, businesses reasonably related thereto or that is a reasonable extension, development or expansion thereof.  It is understood that a Trust Preferred Securities Transaction consummated for purposes of financing the type of business of such Borrower or Subsidiary as of the date of execution of this Agreement shall not be deemed to violate the foregoing restriction; provided, that such transaction does not involve the issuance of any debt, securities or other obligations that are not subordinated to the repayment of the Loans, including in the event of a bankruptcy of any Borrower, Subsidiary or Affiliate; and provided, further, that such transaction does not involve the issuance of any securities, debt or other obligations that have scheduled principal payments due thereon or mature earlier than five (5) years following the Maturity Date.

For the avoidance of doubt, the transfer of legal ownership of any Trust Preferred Indebtedness to a trustee pursuant to a Trust Preferred Securities Transaction, in each case permitted under this Agreement, shall not be deemed to be a sale, transfer, lease or other disposition of any assets to such trustee.

7.05            Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions (without recourse or indemnification for credit losses, provided that ordinary and customary indemnification is permitted in accordance with prevailing market practices) of residential real estate assets of the Borrowers (including, without limitation, the Disposition of mortgage-backed securities), so long as no Default or Event of Default has occurred and is continuing or would be caused thereby; provided, however that, to the extent any such residential real estate assets constitute Collateral, Borrowers shall comply with the Security Documents with respect to any Dispositions thereof;

(c)           Dispositions of assets other than Collateral in the course of any Borrower’s or any Subsidiary’s business and consistent with the description of business in the KKR Financial Form 10-K;

(d)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e)           Dispositions of property by any Subsidiary to a Borrower or to a consolidated Subsidiary;

(f)            Dispositions of Collateral to the extent expressly permitted by this Agreement and/or the Security Documents; and

(g)           Dispositions permitted by Section 7.04(b) and (e).

For the avoidance of doubt, the transfer of legal ownership of any Trust Preferred Indebtedness permitted under this Agreement to a trustee pursuant to a Trust Preferred Securities Transaction shall not be deemed to be a sale, transfer, lease or other disposition of any assets to said trustee; provided, that such indebtedness and transaction do not involve the issuance of any debt, securities or other obligations that are not subordinated to the repayment of the Loans, including in the event of a bankruptcy of any Borrower, Subsidiary or Affiliate; and provided, further, that such indebtedness and transaction do not involve the issuance of any securities, debt or other obligations that have scheduled principal payments due thereon or mature earlier than five (5) years following the Maturity Date.

7.06            Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           so long as (i) no event constituting a Default under Sections 8.01(a), 8.01(f) or 8.01(h) or shall have occurred and be continuing, and (ii) no Event of Default shall have occurred and be continuing, in each case, at the time of or would result therefrom, KKR Financial may, subject to Section 7.14, declare and make Restricted Payments in cash to any Person that owns an Equity Interest in KKR Financial, ratably according to their respective holdings of the type of Equity Interest of the applicable class or series in respect of which such Restricted Payment is being made;

(b)           each Subsidiary (including, without limitation, the Subsidiaries of KKR Financial party hereto as Borrowers) may declare and make Restricted Payments to the Borrowers, and to any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest of the applicable class or series in respect of which such Restricted Payment is being made;

(c)           the Borrowers and each Subsidiary may, subject to Section 7.14, declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(d)           any Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of such Borrower and its Subsidiaries.

7.07            Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Borrower except (a) at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided, that such transaction would not have an adverse effect on the ability of any Borrower to comply with the terms and provisions of this Agreement or any of the other Loan Documents, (b) transactions between or among any Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions for which KKR Financial or such Subsidiary is obligated under the Management Agreement and (d) any Restricted Payment permitted by Section 7.06.

7.08            Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that restricts or imposes any condition upon (i) the ability of any Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document or upon any Financing SPE permitted hereunder by any lender thereto or investor therein or upon any Trust Preferred Financing Vehicle permitted hereunder in respect of its common securities issued to a Borrower or any Subsidiary of a Borrower, (B) prior to the initial Borrowing, the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

For the avoidance of doubt, except to the extent that the Borrowers grant a Lien to the trustee of any Trust Preferred Financing Vehicle, the parties agree that the rights of such trustee in respect of any Trust Preferred Indebtedness permitted under this Agreement shall not be deemed a Lien hereunder.

7.09            Financial Covenants.

(a)           Consolidated Tangible Net Worth.  Permit Adjusted Consolidated Tangible Net Worth, at any time, to be less than $1,000,000,000.

(b)           Leverage Ratio.  Permit the ratio of Adjusted Total Liabilities to the Adjusted Consolidated Tangible Net Worth to exceed 1.00 to 1.00.

(c)           Dividends.  Make any distributions to the common shareholders of KKR Financial in respect of any taxable year in an aggregate amount in excess of amounts estimated to be required to pay all United States federal, state and local income taxes of such common shareholders arising from taxable income and gain that KKR Financial reasonably anticipates will be allocated to such common shareholders with respect to such taxable year in respect of their common shares of KKR Financial (assuming for such purpose that the taxable income and gain allocated to such common shareholders is subject to the maximum combined United Stated federal, state and local income tax rates applicable to an individual residing in New York City, New York, taking into account the deductibility of state and local taxes, to the extent allowable, and reasonable estimates of the deductions and losses from KKR Financial that would be allocable to such common shareholders and usable against taxable income allocable to such common shareholders from KKR Financial); provided, that, following the Commitment Adjustment Date, this restriction shall not apply at any time that, and for so long as, there does not exist a Borrowing Base Deficiency greater than zero. KKR Financial shall provide to the Administrative Agent for its review the calculations and assumptions used to determine amounts distributed to common shareholders pursuant to this Section 7.09(c).

7.10            Management Fees; Compensation.  Pay management fees, incentive fees or otherwise increase the compensation payable to KKR Financial Advisors LLC pursuant to the Management Agreement (or any other agreement governing the payment of such fees and compensation), in excess of those fees and compensation levels contained in the Management Agreement as in effect as of the Closing Date, without the prior written consent of the Administrative Agent (not to be unreasonably withheld).

7.11            Fiscal Year.  Change its fiscal year for accounting purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

7.12            Margin Regulations; Securities Laws.  Use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

7.13            Investment Policies.  Materially alter the policies contained in the amended and restated polices adopted by the board of directors of KKR Financial as in effect on the Closing Date (which shall be the same in all substantive regards as those policies adopted by the board of directors of KKR Financial on May 4, 2008), without obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that if the Administrative Agent has not responded within ten (10) Business Days after written request for a consent by the Borrowers, it shall be deemed to have consented.

7.14            Valuation Policies.  Materially alter the policies contained in the Kohlberg Kravis Roberts & Co. (Fixed Income) LLC and Subsidiaries Valuation Policies and Procedures as in effect on the Effective Date, a copy of which were provided to the Administrative Agent on the

Effective Date, without obtaining the prior written consent of the Administrative Agent and the Valuation Agents if such alterations affect any of the Collateral or Specified Financial Assets, which consent shall not be unreasonably withheld or delayed; provided that if the Administrative Agent or any of the Valuation Agents has not responded within ten (10) Business Days after written request for a consent by the Borrowers, such Person shall be deemed to have consented.

7.15            KKR Structured Finance Transactions.  (i) Purchase an Equity Interest in, (ii) pay, assume, acquire or Guarantee any Indebtedness of, (iii) enter into a Swap Contract with, or based on or relating to any Equity Interest in or Indebtedness of, or (iv) transfer any Collateral to or on behalf of any KKR Structured Finance Vehicle (whether in existence as of the date hereof or hereafter created or formed) or any Affiliate thereof; provided, that the Borrowers may transfer any Specified Financial Asset that constituted Collateral to or on behalf of any KKR Structured Finance Vehicle (whether in existence as of the date hereof or hereafter created or formed) or any Affiliate thereof for Value, subject to compliance with the terms and provisions of Section 2.04(b) and Section 9.10; provided, further, that the Borrowers may take any of the actions contemplated by clauses (i) through (iv) of this Section 7.15 with respect to Wayzata Funding LLC or any Subsidiary thereof up to an aggregate amount equal to (x) $50,000,000 plus (y) the aggregate amount of any distributions received by the Borrowers or any Subsidiaries thereof with respect to Wayzata Funding LLC from and after the Closing Date; provided, further, that the Borrowers may take any of the actions contemplated by clauses (i) through (iv) with respect to one or more KKR Structured Finance Vehicles in existence on the date hereof (including Wayzata Funding LLC) up to an aggregate amount equal to (x) $75,000,000 (which includes the amounts permitted under the preceding proviso) plus (y) the aggregate amount of any distributions received by the Borrowers or any Subsidiaries thereof with respect to all KKR Structured Finance Vehicles from and after the Closing Date; and provided, further, that the restriction provided for in this section shall not apply at any time that (x) the Borrowing Base Deficiency is zero and (y) the aggregate Outstanding Amount of the Loans of each Initial Lender is equal to or less than the lesser of $75,000,000 and such Initial Lender’s Commitment.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01            Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Any Borrower fails to pay (i) when due or as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, and in the currency required hereunder, any interest on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 (Notices), 6.05(a) (Preservation of Existence), or 6.11 (Use of Proceeds) or Article VII (Negative Covenants). Any Borrower fails to perform or observe any covenant contained in Section 6.02 (Certificates; Other Information) (other than the proviso in the first sentence of the penultimate paragraph thereof) and such failure continues for five (5) Business Days after notice thereof from the Administrative Agent; or

(c)           Other Defaults.  Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the Borrowers (which notice may be given at the option of the Administrative Agent, and will be given at the request of the Required Lenders); or

(d)           Representations and Warranties.  Any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall, after taking into account any materiality or other qualification contained therein, prove to have been incorrect when made or deemed made; or

(e)           Cross-Default.  (i) Any Borrower fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (with all applicable grace periods having expired), or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after all applicable grace periods have expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 8.01(e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(f)            Insolvency Proceedings, Etc.  (i) Any Borrower or any Subsidiary (A) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in sub-part (ii) of this Section 8.01(f), (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors or (F) takes any action for the purpose of effecting any of the foregoing, or (ii) an involuntary proceeding is commenced or an involuntary petition is filed seeking (A) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)           Inability to Pay Debts; Attachment.  Any Borrower or any Subsidiary becomes unable, admits in writing its inability or fails generally to pay its debts as they become due; or

(h)           Judgments.  One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 is rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Subsidiary to enforce any such judgment; or

(i)            ERISA.  An ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(j)            Management.  KKR Financial Advisors LLC shall cease to (i) serve as manager and adviser to the Borrowers or (ii) be an Affiliate of Kohlberg Kravis Roberts & Co. L.P.; or

(k)           Invalidity of Loan Documents.  Any Loan Document shall cease to be valid and binding on, or enforceable against, any Borrower, or any Borrower shall so assert in writing. or

(l)            Change of Control.  There occurs any Change of Control.

8.02            Remedies Upon Event of Default.  If any Event of Default occurs and is continuing (other than an event with respect to a Borrower described in Section 8.01(f)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:

(a)           terminate the Commitments, and thereupon the Commitments shall terminate immediately; and

(b)           declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers;

provided, however, that in case of any event with respect to a Borrower described in Section 8.01(f), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

8.03            Application of Funds.  In the event that, following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), such monies shall be distributed for application as follows:

First, to the payment of, or (as the case may be) the reimbursement of, the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to any fees payable to the Administrative Agent and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01            Appointment and Authority.  Each of the Lenders hereby irrevocably appoints BofA to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent.  No Lender or Borrower shall have rights as a third party beneficiary of any of such provisions.

9.02            Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03            Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by any Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04            Reliance by Administrative Agent.

(a)           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender or the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)           For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05            Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent, including a sub-agent which is a non-U.S. affiliate of such Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06            Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07            Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08            No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09            Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10            Collateral Matters.

(a)           The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or where the Borrowers are permitted to obtain such release pursuant to the terms of the Security Documents, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.

(b)           The Borrowers at any time may sell any Specified Financial Asset constituting Collateral and, as contemplated by Section 9.10(a), obtain a release of any Lien thereon granted to or held by the Administrative Agent under any Loan Document; provided that (i) prior to the Commitment Adjustment Date, if for any reason, at any time, there exists a Borrowing Base Deficiency greater than zero, (A) the Borrowers shall, simultaneously with the release of such Specified Financial Asset, in accordance with Section 2.04(b), either (x) prepay the Loans in an amount at least equal to the lesser of (x) the Net Value Amount of such Specified Financial Asset, and (y) the amount necessary to reduce the Borrowing Base Deficiency to zero immediately following the subject release, or (ii) deliver as Collateral one or more Eligible Specified Financial Assets with a combined Net Value Amount at least equal to the lesser of (x) the combined Net Value Amount of the Specified Financial Asset(s) that were the subject of the release, and (y) the amount necessary to reduce the Borrowing Base Deficiency to zero immediately following the subject release, (B) the Borrowers shall, simultaneously with the release of any such Specified Financial Asset with a zero Net Value Amount, (i) deposit any Sales Proceeds received in connection with the sale of such Specified Financial Asset into a Pledged Account that constitutes Collateral and (ii) deliver as Collateral any Specified Financial Asset purchased directly or indirectly with such Sales Proceeds, until the Borrowing Base Deficiency is reduced to zero, (C) the subject sale of the Specified Financial Asset is at arms length and on market terms, and (D) the conditions set forth in Section 2.3(a) of the Security Agreement are satisfied in connection with such release; and (ii) on and after the Commitment Adjustment Date, (A) the Borrowing Base Deficiency is not, both before and after the subject release, greater than zero, and (B) the conditions set forth in Section 2.3(a) of the Security Agreement are satisfied in connection with such release.

9.11            Administrative Agent as Valuation Agent.  The provisions of Sections 9.01 through 9.09 (insofar as such provisions grant rights to or limit the liabilities of the Administrative Agent) shall also, and to the same extent, apply to the Administrative Agent if and when it is acting as a Valuation Agent.

ARTICLE X

MISCELLANEOUS

10.01          Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.02(a) without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (ii) to amend any financial covenants hereunder (or any defined term used therein);

(e)           change any components of the definitions of Eligible Specified Financial Asset, Specified Financial Asset or Specified Percentage, without the written consent of the Required Lenders; provided, however, that (i) the addition of any new type of Specified Financial Asset and (ii) any increase in any Specified Percentage shall require the written consent of each Lender;

(f)            change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby, or change any provision relating to the pro rata disbursement of funds to the Lenders, in each case, without the written consent of each Lender;

(g)           change any provision of this Section or the definitions of “Required Lenders”, “Alternate Currency” or “Approved Currency” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h)           amend, modify or waive the provisions of Section 2.04(b), Section 2.04(c) or Section 2.06 without the written consent of each Lender; or

(i)            release all or substantially all of the Collateral and terminate the Security Agreement without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02          Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrowers, the Administrative Agent or the Initial Lenders, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to service of process notices pursuant to Section 10.14, notices that are prohibited from being so delivered under applicable law, and notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrowers, the Administrative Agent and the Initial Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and the Initial Lenders.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03          No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04          Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent and any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any of the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to such Borrower or any such Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any of the Borrowers, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any of the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Unless an Event of Default shall have occurred and be continuing, the Borrowers shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrowers shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee.  Notwithstanding the Borrowers’ election to assume the defense of such action, each

Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Borrowers to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include the Borrowers and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrowers; (iii) the Borrowers shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrowers shall authorize such Indemnitee to employ separate counsel at the Borrowers’ expense.  The Borrowers will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrowers’ consent, which consent may not be unreasonably withheld, conditioned or delayed.

(c)           Reimbursement by Lenders.  To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a)  or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05          Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any

Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06          Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A)(i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, and (B) in any event, only if the assignee, participant or pledgee is a Qualified Purchaser; provided that (in the absence of actual knowledge to the contrary) no existing Lender takes any responsibility for determining whether any assignee, participant or pledgee is a Qualified Purchaser other than to obtain a certification therefrom to that effect.  Any attempted assignment or transfer by any party hereto other than in compliance with the foregoing sentence shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection 10.06(b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or, in the case of an Alternate Currency Loan, the Dollar Equivalent of such amount), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection 10.06(b)(i)(B) of this Section and, in addition:

(A)          the consent of each Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrowers.  No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary and the transfer of any Loan shall not be recognized except to the extent reflected on the Register.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.06 is intended to cause the Loans to be treated as being in registered form within the meaning of U.S. Treasury Regulation Section 103-1(c) and will be interpreted in accordance with that intention.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Each Initial Lender hereby represents that, as of the date of this Agreement, it is a Qualified Purchaser.

10.07          Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives, in each case, who have a need to know such Information in connection with the performance of their respective duties hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement executed and delivered to and for the benefit of the Borrowers containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary (whether before or after the Closing Date) or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information either is clearly identified at the time of delivery as confidential or is material non-public information.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws and (d) the confidentiality provisions contained herein, in so far as such provisions relate to material proprietary Information, shall survive for 12 months following the Maturity Date and, in so far as such provisions relate to material non-public information, shall survive in accordance with applicable law.

10.08          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after providing prior written notice to the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the applicable Borrower  against any and all of the obligations of the applicable Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11          Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12          Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13          Replacement of Lenders.

(a)           If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender gives a notice pursuant to Section 3.02 or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(ii)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iii)          such assignment does not conflict with applicable Laws;

(iv)          the assignee shall be an Eligible Assignee;

(v)           such assignment is made in accordance with Section 10.06(b)(iii)(B); and

(vi)          such Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(b)           Prior to the Commitment Adjustment Date, any Borrower may request that an Initial Lender assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), a percentage (which may be 100%) (the applicable percentage, the “Transferred Percentage”) of such Lender’s interest, rights and obligations under this Agreement and the related Loan Documents, to an assignees proposed by such Borrower that shall assume such obligations, provided that:

(i)            such Lender shall have received payment of the Transferred Percentage of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(ii)           if the Loans being transferred are, in whole or in part, Eurodollar Loans, such Lender shall have received breakage costs associated with the transferred portion of such Eurodollar Loans;

(iii)          such assignment does not conflict with applicable Laws;

(iv)          the assignee shall be an Eligible Assignee and otherwise reasonably acceptable to the Lender;

(v)           such assignment will be subject to the approval of such Lender, which approval shall not be unreasonably withheld, conditioned or delayed;

(vi)          such assignment is made in accordance with Section 10.06(b)(iii)(B); and

(vii)         such assignment must be offered to both Initial Lenders in proportion to their respective Commitments outstanding prior to any such assignment.

10.14          Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           SUBMISSION TO JURISDICTION.  EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and each of the Borrowers is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Arrangers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor either of the Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Administrative Agent or the Arrangers has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and neither the Administrative Agent nor either of the Arrangers has any obligation to the Borrowers  or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor either of the Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and/or either of the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

10.16          USA PATRIOT Act Notice.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

10.17          Entire Agreement.  This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

10.18          Judgment Currency.

(a)           A Borrower’s obligation hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against a Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 10.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

10.19          Special Provisions Relating to Currencies Other Than Dollars.

(a)           All funds to be made available to Administrative Agent pursuant to this Agreement in Alternate Currency shall be made available to Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such Participating Member State (or in London) as Administrative Agent shall from time to time nominate for this purpose.

(b)           In relation to the payment of any amount denominated in any Alternate Currency, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by Administrative Agent if Administrative Agent shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the applicable Alternate Currency) to the account with the bank in the principal financial center in the Participating Member State which Borrower or, as the case may be, any Lender shall have specified for such purpose.  In this Section 10.19(b), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the applicable Alternate Currency.  Furthermore, and without limiting the foregoing, Administrative Agent shall not be liable to Borrower or any of the Lenders with respect to the foregoing matters in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

(c)           Notwithstanding anything to the contrary contained herein, Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest, exchange rate losses or any other return forgone by such Lender or its Affiliates as a result of the making of an Alternate Currency Loan instead of a Loan in Dollars.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KKR FINANCIAL HOLDINGS LLC

By:	/s/ JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

KKR FINANCIAL HOLDINGS II, LLC

By:	/s/ JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

KKR FINANCIAL HOLDINGS III, LLC

By:	/s/ JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

KKR FINANCIAL HOLDINGS, INC.

By:	/s/ JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

KKR FINANCIAL HOLDINGS, LTD.

By:	/s/ JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

KKR TRS HOLDINGS, LTD.

By:	JEFFREY B. VAN HORN
Name: Jeffrey B. Van Horn
Title: Authorized Signatory

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ DEBRA L. BASLER
Name: Debra L. Basler
Title: SVP

BANC OF AMERICA SECURITIES, LLC.,
as an Arranger

By:	/s/ STEVE LIPMAN
Name: Steve Lipman
Title: Managing Director

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ DEBRA L. BASLER
Name: Debra L. Basler
Title: SVP

CITIGROUP GLOBAL MARKETS INC.,
as an Arranger

By:	/s/ MAUREEN P. MARONEY
Name: Maureen P. Maroney
Title: Authorized Signatory

CITICORP NORTH AMERICA, INC.,
as a Lender

By:	/s/ MAUREEN P. MARONEY
Name: Maureen P. Maroney
Title: Authorized Signatory